UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
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RSC HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6929 East Greenway Parkway
Scottsdale, Arizona 85254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 20, 2010

TO THE STOCKHOLDERS OF RSC HOLDINGS INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of RSC Holdings Inc., a Delaware corporation, will be held on Tuesday, April 20, 2010, at 8:00 A.M. local time, at the Scottsdale Marriott at McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260, for the following purposes:

1. To elect the two Directors named herein to hold office until the 2013 Annual Meeting of Stockholders;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm, for our year ending December 31, 2010;

3. To approve the Key Employee Short-Term Incentive Compensation Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on February 26, 2010 as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

Kevin J. Groman
Senior Vice President, General Counsel
and Corporate Secretary

March 15, 2010

YOUR VOTE IS IMPORTANT.  PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF RECORD ARE HELD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, April 20, 2010, at 8:00 A.M. local time, at the Scottsdale Marriott at
McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260.

The proxy statement and annual report to stockholders are available at www.RSCrental.com.

6929 East Greenway Parkway
Scottsdale, Arizona 85254

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
April 20, 2010

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING

Unless the context otherwise requires, in this Proxy Statement, (i) “RSC Holdings” means RSC Holdings Inc., (ii) “RSC” means RSC Equipment Rental, Inc., our primary operating company and an indirect wholly owned subsidiary of RSC Holdings, (iii) “we,” “us,” “our,” and the “Company” mean RSC Holdings and our consolidated subsidiaries, including RSC, and (iv) “our common stock” means the common stock of RSC Holdings.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	General — Why am I receiving these materials?
	A:	On or about March 15, 2010, we sent the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and our 2009 Annual Report to you, and to all stockholders of record as of the close of business on February 26, 2010, because the Board of Directors of RSC Holdings is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders.
2.	Q:	Date, Time, and Place — When and where is the Annual Meeting of Stockholders?
	A:	The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, April 20, 2010, at 8:00 A.M. local time, at the Scottsdale Marriott at McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260.
3.	Q:	Purpose — What is the purpose of the Annual Meeting?
	A:	At the Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. Senior management of RSC Holdings will also present information about our performance during 2009 and will answer questions, if applicable, from stockholders.
4.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?
	A:	You will be admitted to the Annual Meeting if you were a RSC Holdings stockholder or joint holder as of the close of business on February 26, 2010, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to February 26, 2010, a copy of the voting instruction card provided by your broker, trustee, or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined herein and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures. In order to be admitted to the Annual Meeting, all attendees must provide photo identification and comply with the other procedures outlined herein upon request.
5.	Q:	Voting — Who can vote and how do I vote?
	A:	The Board of Directors of RSC Holdings has established the record date for the Annual Meeting as February 26, 2010. Only holders of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:
• via the Internet;
• by phone, using the toll-free number provided on the Proxy Card;
• by mail, using the enclosed Proxy Card and postage-paid envelope, if mailed in the United States; or
• in person at the Annual Meeting, with a Proxy Card or other legal proxy.
If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com, as it is convenient for you and it saves us postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your Proxy Card or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the broker, bank, or other nominee a legal proxy issued in your name.
6.	Q:	Quorum and Voting Procedures — What constitutes a quorum; What are the voting procedures?
	A:	The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. On February 26, 2010, RSC Holdings had 103,412,561 shares of common stock outstanding. Thus, the presence of the holders of common stock representing at least 51,706,281 votes will be required to establish a quorum. Abstentions and “broker non- votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non- vote occurs when a nominee, such as a broker, holding shares in “street name” for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of Directors.
Directors are elected by the affirmative vote of a plurality of the shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy. The two nominees receiving the highest number of affirmative votes will be elected. You may vote for or withhold your vote. Our By-Laws provide that the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, is required for all other proposals. With respect to the ratification of our independent registered public accounting firm, you may vote for or against, or abstain from voting. If you abstain from voting for the ratification of the appointment of our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal because abstentions are treated as present and entitled to vote for purposes of determining the number of shares entitled to vote on the proposal in question, but do not contribute to the affirmative votes required to ratify the proposal.
If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Please note that because New York Stock Exchange, or NYSE, rules currently view uncontested director elections and ratification of independent registered public accounting firms as routine matters, your broker is permitted to vote on the proposals presented in this Proxy Statement if it does not receive instructions from you.
7.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?
	A:	Yes. You may revoke your proxy before it is voted at the Annual Meeting by delivering a signed revocation letter to the Corporate Secretary of RSC Holdings, or by submitting a new proxy, dated later than your first proxy, in one of the ways described in question 5 above. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you are attending in person and have previously mailed your Proxy Card, you may revoke your proxy and vote in person at the meeting. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote.
8.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?
	A:	We intend to announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8- K filing with the Securities and Exchange Commission (the “SEC”) within four business days after the end of the Annual Meeting, and also on the “About Us — Investors — Annual Meeting” portion of our website located at www.RSCrental.com. If final voting results are not available to us in time to file a Form 8-K within four business days after the end of the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
9.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?
	A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please vote each Proxy Card and voting instruction card that you receive.
10.	Q:	Electronic Distribution — How can I receive my proxy materials electronically?
	A:	If you received your Annual Meeting materials by United States mail, we encourage you to conserve natural resources, and significantly reduce printing and mailing costs by signing up to receive your RSC Holdings stockholder communications electronically. With electronic delivery, you will be notified via e-mail of the availability of the Annual Report and Proxy Statement on the Internet, and you can easily vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To enroll for electronic delivery, visit www.RSCrental.com and click on the link “About Us — Investors — Annual Meeting — Reduce Paper”.
11.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?
	A:	Most RSC Holdings stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:
Record Holders — If your shares are registered directly in your name with our Transfer Agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record or Record Holder. As the stockholder of record, you have the right to grant your voting proxy directly to RSC Holdings or to vote in person at the Annual Meeting of Stockholders. We have enclosed or sent a Proxy Card for you to use.
Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in “street name,” and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank, or nominee. As a Beneficial Owner, you have the right to direct your broker, bank, or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank, or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non- discretionary” items. Discretionary items are proposals considered routine under the rules of the NYSE on which your broker may vote shares held in street name in the absence of your voting instructions. On non- discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1 and 3 are non-discretionary items.
12.	Q:	Householding — What is householding?
	A:	The SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the proxy card, to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for RSC Holdings. Beneficial Owners can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a Beneficial Owner. Record Holders may also direct their written requests to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary, or by phone at (480) 905-3300.
13.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?
	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of common stock beneficially owned by others to forward to Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our Directors, officers, or other employees. No additional compensation will be paid to our Directors, officers, or other regular employees for such services.
14.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?
	A:	Other than the proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Erik Olsson, our President and Chief Executive Officer, and Kevin J. Groman, our Senior Vice President, General Counsel, and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

15.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?
	A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and Proxy Card for our 2011 Annual Meeting of Stockholders is November 23, 2010. Under our By-Laws, stockholders who wish to bring matters or propose Director nominees at our 2011 Annual Meeting of Stockholders must provide specified information to us between December 21, 2010, and January 20, 2011. Stockholders are also advised to review our By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. Our By-Laws may be found on the “About Us — Investors — Corporate Governance” portion of our website located at www.RSCrental.com. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive office at 6929 East Greenway Parkway, Scottsdale, Arizona 85254.
16.	Q:	Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?
	A:	You may propose Director nominees for consideration by the Board of Directors. Any such recommendation should include the nominee’s name and qualifications for Board of Director membership and should be directed to our Corporate Secretary at the address of our principal executive office set forth herein. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to RSC Holdings and our stockholders. The section titled “Corporate Governance and the Board of Directors” herein provides additional information on the nomination process. In addition, please review our By-Laws in connection with nominating a Director for election at future Annual Meetings.
17.	Q:	Additional Information — Where can I find additional information regarding RSC Holdings?
	A:	Our Annual Report to stockholders contains our Annual Report on Form 10-K for 2009, which is filed with the SEC, and may be obtained via a link posted on the “About Us — Investors — SEC Filings” portion of our website located at www.RSCrental.com.

ARTICLE II. BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation, By-Laws, and Stockholders Agreement provide that our Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of Directors, with each class having a three-year term. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining Directors, as further directed in the Stockholders Agreement. For a description of the Stockholders Agreement, see “Certain Relationships and Related Party Transactions.” A Director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until that Director’s successor is elected and qualified.

On November 29, 2006, Atlas Copco AB (“ACAB”), Atlas Copco Finance S.à.r.l. (“ACF”), investment funds associated with Ripplewood Holdings L.L.C. (“Ripplewood”) and Oak Hill Capital Management, LLC (“Oak Hill” and together with Ripplewood, the “Sponsors”), and RSC Holdings, entered into a Recapitalization Agreement pursuant to which the Sponsors acquired approximately 85% of RSC Holdings’ common stock (the “recapitalization”). On August 24, 2009, Ripplewood, which held approximately 34% of the outstanding shares of our common stock through its investment funds, distributed approximately 26.6 million shares of common stock of RSC Holdings to Ripplewood’s indirect limited partners (the “Distribution”), while Ripplewood retained approximately 8.2 million shares. Simultaneous with the Distribution, Ripplewood and Oak Hill entered into Amendment No. 1 to the Stockholders Agreement (“Amendment No. 1”). As a result, Ripplewood’s four representatives on the Board of Directors, Mr. Timothy Collins, Mr. Christopher Minnetian, Mr. Scott Spielvogel, and Mr. Donald Wagner, resigned and the Board of Directors was reduced to eight members, seven of whom are non-employees. In addition, our Board of Directors has determined three of our eight Directors to be independent under the applicable rules and regulations governing “independence.” There are currently no vacancies.

There are two Directors in the class whose terms of office expire in 2010. Mr. Edward Dardani and Mr. Denis Nayden are nominees for re-election. If elected at the Annual Meeting of Stockholders, each of the nominees would serve until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the earlier of their death, resignation, or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders. Unless a Proxy Card contains instructions to vote differently, signed, returned proxies will be voted FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a Director, such proxies may be voted for the election of a substitute nominee designated by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each nominee for Director for election for a three-year term expiring at the 2013 Annual Meeting of Stockholders:

Edward Dardani, age 48, has served as a Director of RSC Holdings and RSC since November 2006. He is a Partner of Oak Hill, and has been with the firm since 2002. Mr. Dardani is responsible for investments in the business and financial services industry group. Prior to joining Oak Hill in 2002, he worked in private equity at DB Capital Partners from 1999 to 2002, as a management consultant at McKinsey & Company, and in the high-yield and emerging-growth companies groups at Merrill Lynch. Mr. Dardani serves as a director of American Skiing Company, Southern Air Holdings, Inc., Jacobson Companies, Inc., and ExlService Holdings, Inc. Previously, Mr. Dardani also served on the board of Cargo 360, Inc. We believe Mr. Dardani’s qualifications to sit on our Board of Directors include his extensive investment experience, his MBA and Series 7 Certification, his strong financial background in financial analysis and accounting, his understanding of complex financial statements and ability to assess the application of GAAP with respect to the accounting for estimates, accruals, and reserves, as well as his understanding of internal controls and procedures for financial reporting.

Denis J. Nayden, age 55, has served as a Director and Chairman of the Board of RSC Holdings and RSC since November 2006. He has been a Managing Partner of Oak Hill since 2003. Mr. Nayden co-heads the Oak Hill industry groups focused on investments in basic industries and business and financial services. Prior to joining Oak Hill in 2003, Mr. Nayden was Chairman and Chief Executive Officer of GE Capital from 2000 to 2002, and had a 27-year tenure at General Electric Co., during which time he also served as Chief Operating Officer, Executive Vice President, Senior Vice President, and General Manager in the Structured Finance Group, Vice President and General Manager in the Corporate Finance Group, and Marketing Administrator for Air/Rail Financing as well as in various other positions of increasing responsibility. Mr. Nayden serves as a director of FR Acquisition Corporation US, Inc., FR Acquisition Corporation (Europe) Ltd., Accretive Healthcare, Genpact Global Holdings, Jacobson Companies, Inc., and Primus International, Inc. Previously, Mr. Nayden also served on the board of Alpha Financial Technologies and Duane Reade, Inc. We believe Mr. Nayden’s qualifications to sit on our Board of Directors include his MBA in Finance, extensive financial and operating expertise and years of experience providing strategic advisory services to complex organizations, his experience as Chairman and CEO of GE Capital, as well as his 27-year tenure in various senior management positions with General Electric Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES

Continuing Directors

The six Directors whose terms will continue after the Annual Meeting and will expire at the 2011 Annual Meeting or the 2012 Annual Meeting are listed below.

Set forth below is biographical information for each Director whose three-year term will expire at the 2011 Annual Meeting of Stockholders:

Pierre E. Leroy, age 61, retired in 2005 from Deere & Company, as President of both the Worldwide Construction & Forestry Division and the Worldwide Parts Division. Deere & Company is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, and also provides financial services worldwide and manufactures and markets engines used in heavy equipment. During his professional career with Deere, Mr. Leroy served in a number of positions in Finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer. Mr. Leroy has served as a Director of RSC Holdings and RSC since May 2008, and he joined our Audit and Risk Committee in May 2008, and our Compensation Committee in January 2009. Mr. Leroy has been a director of Fortune Brands, Inc. since September 2003, where he serves on the Audit and Compensation and Stock Option Committees. Mr. Leroy has also been a director of Capital One Financial Corporation and Capital One, National Association, since September 1, 2005, where he serves on the Audit and Risk, Compensation, and Governance and Nominating Committees. Mr. Leroy also served on the Board of ACCO Brands from August 2005 to April 2009, and of Nuveen Investments, Inc. from March 2006 to April 2007. Mr. Leroy’s experience in capital markets and asset-liability management as well as leading and managing large complex international marketing, engineering and manufacturing organizations and serving on other public company boards, provides the Board with valuable insight on these and other matters.

John R. Monsky, age 51, has served as a Director of RSC Holdings and RSC since February 2007. Mr. Monsky is a Partner and General Counsel of Oak Hill Capital Management, LLC. He also provides legal advice to Oak Hill Advisors, LP, on a consulting basis. He has served with such firms, and their related entities, since 1993. Previously, Mr. Monsky served as a mergers and acquisitions attorney at Paul, Weiss, Rifkind, Wharton & Garrison LLP, an assistant counsel to a Senate committee on the Iran-Contra affair and a law clerk to the Hon. Thomas P. Griesa of the Southern District of New York. Mr. Monsky serves as a director of Genpact Investment Co. (Bermuda), Ltd. Mr. Monsky’s qualifications to sit on our Board of Directors include his experience as Partner and General Counsel of Oak Hill, handling the structuring and legal aspects of acquisitions and divestitures, his background as a mergers and acquisitions attorney with Paul, Weiss, Rifkind, Wharton & Garrison, LLP, and his experience in litigation as a result of his clerkship in the Southern District of New York and his work as an assistant counsel to the Senate committee, as referenced above.

Donald C. Roof, age 58, has been a Director of RSC Holdings and RSC since August 2007. Mr. Roof most recently served as Executive Vice President and Chief Financial Officer of Joy Global Inc. from 2001 to 2007. Prior to joining Joy, Mr. Roof served as President and Chief Executive Officer of Heafner Tire Group, Inc. from 1999 to 2001 and as Chief Financial Officer from 1997 to 1999. Mr. Roof currently serves as a director of Accuride Corporation. Mr. Roof’s qualifications to sit on our Board of Directors include his 35 years of experience serving in executive positions ranging from President/CEO to Executive Vice President/CFO with an international manufacturer of mining equipment and a distributor and retailer of tires and related products, as well as his years of experience serving on the board of directors and audit committees of several public companies.

Set forth below is biographical information for each Director whose three-year term will expire at the 2012 Annual Meeting of Stockholders:

J. Taylor Crandall, age 56, was elected as a Director of RSC Holdings and RSC on January 21, 2010, to fill the vacancy left by the resignation of Douglas Kaden. Mr. Crandall is a Managing Partner of Oak Hill and has been part of the firm since 1986. Mr. Crandall has senior responsibility for originating, structuring and managing investments for the firm’s Media and Telecom and Technology industry groups. Prior to joining Oak Hill, Mr. Crandall was a Vice President with the First National Bank of Boston, where he managed a leveraged buyout group and the bank’s Dallas energy office. Mr. Crandall earned a B.A. degree, magna cum laude, from Bowdoin College, where he has served on the Board of Overseers. Mr. Crandall currently serves as a director of Local TV LLC. In addition, Mr. Crandall served on numerous public and private company boards in the past, including serving as a director of Genpact Limited, American Skiing Company, Interstate Hotels and Resorts, and Meristar Hospitality Corporation. Mr. Crandall’s qualifications to sit on our Board of Directors include his extensive experience in financial matters, including his experience originating, structuring, managing, and overseeing investments as Managing Partner for Oak Hill as well as his years of experience serving on the board of directors of several public companies.

Erik Olsson, age 47, has served as President and Chief Executive Officer of RSC Holdings and RSC since August 2006. Mr. Olsson joined us in 2001 as Chief Financial Officer and in 2005 became our Chief Operating Officer. From 1988 to 2001, Mr. Olsson held a number of senior financial management positions in various global businesses at Atlas Copco Group in Sweden, Brazil, and the United States, most recently serving as Chief Financial Officer for Milwaukee Electric Tool Corporation in Milwaukee, Wisconsin. Mr. Olsson’s qualifications to sit on our Board of Directors include his financial and operating expertise, his 20 years of experience in the equipment manufacturing, sales, and rental industry, including experience serving in various senior financial management positions, as well as his ability to provide the company with a global business perspective.

James H. Ozanne, age 66, has served as a Director of RSC Holdings and RSC since May 2007. Mr. Ozanne is a Principal of Greenrange Partners, having been with the firm since 1996. Mr. Ozanne was Vice Chairman and Director of Fairbanks Capital Corp. from 2001 through 2005 and Director of Acquisitor Holdings from 2000 to 2005. Mr. Ozanne was also Chairman of Source One Mortgage Corporation from 1997 to 1999. Previously, Mr. Ozanne was Chairman and Director of Nations Financial Holdings Corporation, President and Chief Executive Officer of US WEST Capital Corporation, and Executive Vice President of General Electric Capital Corporation. Previously, Mr. Ozanne served as a director of Financial Security Assurance Holdings Ltd. and Distributed Energy Systems Corp. Mr. Ozanne’s qualifications to sit on our Board of Directors include his extensive knowledge of business and accounting issues, his experience as an officer and director of various mortgage, finance, asset management, and venture capital organizations, and his years of experience serving as the chief executive officer of several public companies.

ARTICLE III. CORPORATE GOVERNANCE

Board Governance

Our Board of Directors has adopted written corporate governance guidelines, which may be found on the “About Us — Investors — Corporate Governance” portion of our website, www.RSCrental.com, or upon request in writing to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary. Those guidelines set forth requirements relating to Director independence, mandatory retirement age, simultaneous service on other boards, and changes in Directors’ principal employment. They establish responsibilities for meeting preparation and participation, the evaluation of our financial performance and strategic planning, and the regular conduct of meetings of non-management Directors outside the presence of management

Directors. They also provide for Directors to have direct access to our management and employees, as well as to our outside counsel and independent registered public accounting firm. In addition, as required under NYSE listing standards, our non-management Directors regularly met in executive sessions at which only non-management Directors were present, with Mr. Nayden, the Chairman of our Board of Directors, presiding. In addition, Mr. Ozanne was appointed Lead Independent Director in January 2010, and as Lead Independent Director, Mr. Ozanne coordinates and conducts meetings with our other independent directors, as necessary.

Code of Business Conduct and Ethics

Our Board of Directors has adopted written standards of business conduct applicable to our Board of Directors, chief executive and financial officers, our controller, and all our other officers and employees. Copies of our Code of Business Conduct and Ethics are available without charge on the “About Us — Investors — Corporate Governance” portion of our website, www.RSCrental.com, or upon request in writing to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

Board Independence

Oak Hill, Ripplewood, and ACF collectively own approximately 52% of our common stock. Because these stockholders are parties to a voting agreement, they are considered a “group” and we are therefore considered a “controlled company,” within the meaning of NYSE rules. As a result, we rely on exemptions from the requirement to have a majority of independent directors, fully independent compensation and nominating and corporate governance committees, and other requirements prescribed for such committees by the NYSE. For a description of this voting agreement, see “Certain Relationships and Related Party Transactions.”

Under our Corporate Governance Guidelines, our Board of Directors periodically reviews the relationships between the non-employee Directors and RSC Holdings as part of the assessment of Director independence. No Director will be deemed independent unless our Board affirmatively determines that the Director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a relationship with us. Our Board of Directors has determined that all three members of our Audit and Risk Committee, Messrs. Ozanne, Leroy, and Roof, are “independent” as defined in the federal securities laws and NYSE rules.

Board Meetings

During 2009, our Board of Directors held nine meetings. Our Directors attended at least 75% of the aggregate number of board and committee meetings during the period in which they were members.

Directors are invited and it is anticipated that they will attend the Annual Meeting, in any manner permitted by Delaware General Corporate Law.

Board Committees

Our Board of Directors has four standing committees: Audit and Risk, Compensation, Executive, and Nominating and Corporate Governance. Their composition and roles are discussed below. Our Board has adopted a written charter for each committee and each charter may be found on the “About Us — Investors — Corporate Governance” portion of our website located at www.RSCrental.com. Copies of each charter are available free of charge upon written request by any stockholder to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

Nominating and
Corporate
	Audit and Risk		Compensation		Executive		Governance

Denis J. Nayden					✓	*
J. Taylor Crandall
Edward Dardani			✓		✓		✓
Pierre E. Leroy	✓		✓	*
John R. Monsky
Erik Olsson					✓
James H. Ozanne	✓	*			✓
Donald C. Roof	✓						✓ *

*	Chairman

The Audit and Risk Committee

Our Audit and Risk Committee consists of Messrs. Ozanne (Chair), Leroy, and Roof, and held six meetings in 2009. Our Board has designated all three of our independent members of our Audit and Risk Committee “audit committee financial experts” and all members have been determined to be “financially literate” under NYSE rules.

Pursuant to its charter, our Audit and Risk Committee assists our Board in fulfilling its oversight responsibilities by overseeing and monitoring:

•	our accounting, financial, and external reporting policies and practices;

•	the integrity of our financial statements;

•	the independence, qualifications, and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the management of information services and operational policies and practices that affect our internal control;

•	our compliance with legal and regulatory requirements;

•	the preparation of our Audit and Risk Committee’s report included in our proxy statements;

•	our policies, plans, and programs relating to risk management;

•	the effectiveness of our risk management programs;

•	our risk exposure and our steps taken to monitor and control such exposure; and

•	potential future risks and the review of our proactive plans for addressing these risks as appropriate.

In discharging its duties, our Audit and Risk Committee has the authority to retain independent legal, accounting, and other advisors.

The Compensation Committee

In 2009, our Compensation Committee consisted of Messrs. Leroy (Chair), Dardani, and Wagner and held five meetings. Effective August 24, 2009, Mr. Wagner resigned from the Compensation Committee and the Compensation Committee currently consists of Messrs. Leroy and Dardani. The Compensation Committee reviews all compensation plans that might have a material impact on the financial results of the Company, and pursuant to its charter:

•	oversees the Company’s compensation and benefit policies generally;

•	evaluates the performance of the Chief Executive Officer as it relates to all elements of compensation, as well as the performance of the senior management group;

•	approves and recommends to our Board all compensation plans for members of the senior management group;

•	approves the short-term compensation of the senior management group (subject, in the case of the Chief Executive Officer, to the ratification of our Board) and recommends compensation for members of the Board;

•	approves and authorizes grants to the senior management group under the Company’s incentive plans;

•	prepares reports on executive compensation required for inclusion in the proxy statements; and

•	reviews management succession plans in connection with our compensation program.

The Compensation Committee may delegate its responsibilities to subcommittees as it deems appropriate. In discharging its duties, our Compensation Committee has the authority to retain independent legal, accounting, and other advisors.

The Executive Committee

During 2009, our Executive Committee consisted of Messrs. Nayden (Chair), Collins, Dardani, Olsson, and Wagner. Messrs. Collins and Wagner resigned from the Executive Committee effective August 24, 2009, and the Executive Committee currently consists of Messrs. Dardani, Nayden, Olsson, and Ozanne. The Executive Committee held one meeting in 2009. Pursuant to its charter, our Executive Committee may exercise certain powers and prerogatives of the Board and take any action that could be taken by the Board, subject to certain limitations as more particularly described in its charter. In discharging its duties, our Executive Committee has the authority to retain independent legal, accounting, and other advisors.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was created by the Board of Directors on January 21, 2010, and consists of Messrs. Roof (Chair) and Dardani. No meetings were held in 2009. Pursuant to its charter, the Nominating and Corporate Governance Committee:

•	develops and recommends to the Board specific criteria for the selection of directors;

•	reviews and makes recommendations regarding the composition of the Board;

•	identifies individuals qualified to become members of the Board (consistent with criteria approved by the Board) and reviews the qualifications of any person submitted to be considered as a member of the Board;

•	reviews and makes recommendations to the Board with respect to membership on committees of the Board, including chairpersons;

•	recommends procedures for the smooth functioning of the Board, including the calendar, agenda, and information requirements for meetings of the Board, meetings of committees of the Board, executive sessions of non-management directors, and executive sessions of independent directors only;

•	develops and reassesses succession plans for the Chief Executive Officer and our other executive officers, and develops plans for interim succession for the Chief Executive Officer in the event of an unexpected occurrence;

•	oversees the Board and its committees annual self-evaluation process;

•	develops, reviews, and assesses the adequacy of our corporate governance;

•	oversees the orientation program for new directors and continuing education programs for directors; and

•	reviews our corporate objectives and policies relating to social responsibility.

In discharging its duties, our Nominating and Corporate Governance Committee has the authority to retain independent legal, accounting, and other advisors.

Nomination Process — Qualifications, Criteria, and Diversity

The Nominating and Corporate Governance Committee believes that candidates for Director should have certain minimum qualifications and have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for Director are reviewed in the context of the current composition of our operating requirements and the long-term interests of stockholders.

In conducting this assessment, the Nominating and Corporate Governance Committee considers business acumen, commitment, diligence, diversity, age, experience, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and RSC Holdings, to maintain a balance of knowledge, experience, and capability. Our Corporate Governance Guidelines specify that the value of diversity on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, nor are particular criteria necessary for all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities to the stockholders. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In the case of incumbent Directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these Directors’ overall service to RSC Holdings during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the Directors’ independence. In the case of new Director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards and applicable SEC rules and regulations. The Nominating and Corporate Governance Committee may also use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by stockholders and, to date, other than pursuant to the Stockholders Agreement discussed herein, we have not received a timely Director nominee from a stockholder or stockholders holding more than 5% of our common stock. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth herein, based on whether or not the candidate was recommended by a stockholder, except as necessary to fulfill obligations under the Stockholders Agreement described herein. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to be nominees for election to the Board of Directors may do so by delivering a written recommendation to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary. All such requests must be received in accordance with the advanced notice procedures described in our By-Laws available on the “About Us — Investors — Corporate Governance” portion of our website located at www.RSCrental.com. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, and a description of the proposed nominee’s qualifications as a Director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

Board Leadership Structure

We maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the full Board of Directors. In addition, our Board of Directors has appointed Mr. Ozanne as Lead Independent Director. He is also the Chairman of the Audit and Risk Committee. As Lead Independent Director, Mr. Ozanne has the following duties: (i) coordinating the consideration of, and representing the Board with respect to, any particular issues identified by the Board; (ii) coordinating activities of the other independent directors, as necessary; and (iii) performing such other duties as may be established or delegated by the Board.

Board’s Role in Risk Oversight

The Board regularly reviews information and reports from members of senior management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit and Risk Committee oversees management of operational, financial, legal, and regulatory risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Risk Considerations in our Compensation Program

Our Compensation Committee, with the assistance of its independent compensation consultant, has discussed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe the Company’s compensation program encourages excessive or inappropriate risk taking. The Company’s compensation program consists of base salary, short-term incentive compensation, long-term incentive compensation, and benefits, all of which are balanced to help focus the management team to pursue the long-term interests of the Company and stockholders without unnecessary risk, as follows:

•	The base salary or fixed portion of compensation is designed to provide a base level of income consistent with the current marketplace and does not generate inherent risk.

•	The variable (cash bonus and equity) portions of compensation are designed to reward both short and long-term corporate performance.

•	For long-term performance, stock option awards generally vest over four or five years, and are only valuable if the stock price of RSC Holdings increases over time. These long-term elements of compensation are a sufficient percentage of overall compensation to motivate management to produce superior short and long-term corporate results and increase stockholder value.

•	Because EBITDA and OROCE are the performance measures for determining incentive payments in 2010, management is encouraged to take a balanced approach that focuses on corporate profitability, rather than solely sales revenue measures. If the Company is not profitable at a reasonable level, there are no payouts under the short-term incentive program.

•	EBITDA and OROCE targets are performance measures used for executives and employees alike in order to encourage consistent behavior across the organization, rather than establishing different performance metrics depending on a person’s position in the Company.

•	There are maximum payout levels, capped at 200% of base salary for the Chief Executive Officer and 150% for the other executive officers, which are designed to eliminate excessive risk taking, and the Compensation Committee has the discretion to reduce or eliminate all incentive plan payouts.

Stockholders Agreement

RSC Holdings is a party to a Stockholders Agreement with Oak Hill, Ripplewood, and ACF, who collectively, currently hold approximately 52% of our outstanding common stock. The Stockholders Agreement, as amended, gives Oak Hill the right to designate four nominees for election to the Board of Directors. Each stockholder that is a party to the Stockholders Agreement is required to take all necessary action to cause the nominees of Oak Hill to be elected, which actions include recommending the nominees to our Board for inclusion in the slate of nominees recommended by the Board to our stockholders for election. Please see “Certain Relationships and Related Party Transactions” for more information on the Stockholders Agreement.

Stockholder Communication

Stockholders and other parties interested in communicating with our Board of Directors, including a particular Director or the non-management Directors as a group, may do so by writing to the Board of Directors, RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary. Our Corporate Governance Guidelines set forth the process for handling letters received by RSC Holdings and addressed to the Board of Directors. Under that process, the Corporate Secretary of RSC Holdings is responsible for reviewing, summarizing, or sending a copy to the Board, the Chairman of the Board, or Committee Chairman, whichever is applicable, any correspondence that deals with the functions of the Board or committees, ethical issues, or general matters that would be of interest to the Board. Any stockholder correspondence that deals with accounting, internal controls, or auditing matters will be sent immediately to the Chairman of the Board and to the Chair of the Audit and Risk Committee. Directors may at any time review a log of all relevant correspondence received by RSC Holdings that is addressed to non-employee members of the Board of Directors and obtain copies of any such correspondence. With respect to other correspondence received by RSC Holdings that is addressed to one or more Directors, the Board has requested that the following items not be distributed to Directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations, and advertisements.

Board Compensation

For 2009, our Directors who were not also employees or appointees of the Sponsors each were eligible to receive a $175,000 annual retainer fee, of which $60,000 is payable in cash and $115,000 is payable in the form of restricted stock units and is subject to the terms and conditions of the RSC Holdings Inc. Amended and Restated Stock Incentive Plan and the applicable Director Restricted Stock Unit Agreement. Restricted stock units vest fully at the end of each fiscal year served, yet may not be converted until six months following the cessation of service as a Director. The number of restricted stock units granted to an independent Director each year is the quotient obtained by dividing (i) $115,000 by (ii) the closing market price of a share of our common stock on the date of grant as reported on the NYSE. For the avoidance of doubt, only whole shares up to $115,000, or the applicable prorated amount, are granted with any nominal cash remaining with us.

Members of the Audit and Risk Committee were paid an additional annual cash fee of $15,000, and the chairman of the Audit and Risk Committee was paid an additional annual cash fee of $25,000, inclusive of the Audit and Risk Committee member fee. Independent members of the Compensation Committee were paid an additional annual cash fee of $5,000 and the independent chairman of the Compensation Committee was paid an additional annual cash fee of $7,500, inclusive of the Compensation Committee member fee. We also reimburse our Directors for reasonable and necessary expenses incurred in the performance of their duties.

During 2009, our Directors received the following remuneration:

2009 Director Compensation Table

	Fees Earned or
	Paid in Cash		Stock Awards	Total
Name	($)(1)	Year	($)(2)	($)

Denis J. Nayden	—		—	—
Timothy Collins(3)	—		—	—
Edward Dardani	—		—	—
Douglas Kaden(4)	—		—	—
Pierre E. Leroy	$81,116	2009	$114,999	$196,115
		2008	$49,746
	—	2007	—	—
Christopher Minnetian(3)	—		—	—
John R. Monsky	—		—	—
Erik Olsson(5)	—		—	—
James H. Ozanne(6)	$85,000	2009	$114,999	$199,999
		2008	$79,992
		2007	$49,968
Donald C. Roof	$75,000	2009	$114,999	$189,999
		2008	$79,992
		2007	$30,241
Scott Spielvogel(3)	—		—	—
Donald Wagner(3)	—		—	—

(1)	Represents the annual cash retainer payable to all non-employee independent Directors in the amount of $60,000, pro-rated for the period of time such Director served on the Board in 2009. In addition, Messrs. Leroy, Roof and Ozanne were paid an additional $15,000 for their services on the Audit and Risk Committee. Mr. Ozanne was paid an additional $10,000 for his service as chairman of the Audit and Risk Committee. Mr. Leroy was paid an additional $5,000 for his service as a member of the Compensation Committee and an additional $2,500, pro-rated for the period of time he served, as chairman of the Compensation Committee in 2009.

(2)	Represents the fair value of restricted stock units based on $115,000, issued to all non-employee independent Directors, pro-rated for the period of time such Director served on the Board in 2009, which is recognized as a compensation expense in our financial statements for 2009. The grant date fair value for each share of restricted stock unit was the closing price of our common stock on January 2, 2009, as reported on the NYSE which was $8.29. Restricted stock units vest fully at the end of each fiscal year served, yet may not be converted until six months following the cessation of service as a Director. As of December 31, 2009, Mr. Ozanne held 22,800 vested restricted stock units, Mr. Roof held 22,276 vested restricted stock units, and Mr. Leroy held 18,543 vested restricted stock units. On May 19, 2008, Mr. Leroy received 4,671 restricted stock units at $10.65 per share. On January 2, 2008, both Mr. Ozanne and Mr. Roof received 6,666 restricted stock units at $12.00 per share. On July 18, 2007, Mr. Ozanne received 2,262 restricted stock units at $22.09 per share. On August 16, 2007, Mr. Roof received 1,738 restricted stock units at $17.40 per share.

(3)	Resigned from the Board effective August 24, 2009.

(4)	Resigned from the Board effective January 21, 2010.

(5)	Mr. Olsson receives no compensation in connection with his services as a Director, but he is compensated in connection with his responsibilities as Chief Executive Officer and President as fully described herein.

(6)	Mr. Ozanne was named Lead Independent Director on January 21, 2010.

Directors who are not also employees or appointees of Oak Hill each will receive a $175,000 annual retainer fee, of which $60,000 is payable in cash and $115,000 is payable in the form of restricted stock units and is subject to the terms and conditions of the RSC Holdings Inc. Amended and Restated Stock Incentive Plan and the applicable Director Restricted Stock Unit Agreement. Restricted stock units vest fully at the end of each fiscal year served, yet may not be converted until six months following the cessation of service as a Director. The number of restricted stock units granted to an independent Director each year is the quotient obtained by dividing (i) $115,000 by (ii) the closing market price of a share of our common stock on the date of grant as reported on the NYSE. For the avoidance of doubt, only whole shares up to $115,000, or the applicable prorated amount, are granted with any nominal cash remaining with us.

The Lead Independent Director will be paid an additional annual cash fee of $150,000. In addition, the Lead Independent Director will receive an additional annual award of restricted stock units, which is subject to the terms and conditions of the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, and the applicable Director Restricted Stock Unit Agreement. The amount of the annual award for the Independent Lead Director of restricted stock units will be determined by the Board of Directors on an annual basis. For 2010, the amount of the award of restricted stock units for the Lead Independent Director was equal to the sum of $200,000. For the avoidance of doubt, only whole shares up to $200,000, or the applicable prorated amount, were granted with any nominal cash remaining with RSC Holdings.

Members of the Audit and Risk Committee will be paid an additional annual cash fee of $15,000 and the chairman of the Audit and Risk Committee is paid an additional annual cash fee of $25,000, inclusive of the Audit and Risk Committee member fee. Non-employee independent members of the Compensation Committee will be paid an additional annual cash fee of $5,000 and the independent chairman of the Compensation Committee will be paid an additional annual cash fee of $7,500, inclusive of the Compensation Committee member fee. Non-employee independent members of the Nominating and Corporate Governance Committee will be paid an additional annual cash fee of $5,000 and the independent chairman of the Nominating and Corporate Governance Committee will be paid an additional annual case fee of $7,500, inclusive of the Nominating and Corporate Governance Committee member fee. We also reimburse our Directors for reasonable and necessary expenses incurred in the performance of their duties.

Compensation Committee Interlocks and Insider Participation

During 2009, Messrs. Leroy, Dardani, and Wagner served on our Compensation Committee. No member of the Compensation Committee is an officer or employee of RSC Holdings. Mr. Leroy is an independent Board member, Mr. Dardani is a Partner at Oak Hill and Mr. Wagner is a Senior Managing Director at Ripplewood. Effective August 24, 2009, Mr. Wagner resigned from the Compensation Committee. For information regarding relationships among RSC Holdings and Ripplewood and Oak Hill and related entities, see “Certain Relationships and Related Party Transactions.”

During 2009, none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee and none of our executive officers served as a director of another entity, any of whose executive officers served on our Board of Directors.

ARTICLE IV. AUDIT AND RISK COMMITTEE REPORT*

The Audit and Risk Committee has reviewed and discussed with management and KPMG LLP, the independent registered public accounting firm, the audited financial statements of RSC Holdings Inc. as of and for the year ended December 31, 2009.

The Audit and Risk Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Risk Committee has: (i) considered whether non-audit services provided by KPMG LLP are compatible with its independence; (ii) received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit and Risk Committee concerning independence, and (iii) discussed with KPMG LLP its independence.

Based on the reviews and discussions described above, the Audit and Risk Committee recommended to the Board of Directors of RSC Holdings that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

THE AUDIT AND RISK COMMITTEE

James H. Ozanne, Chair
Pierre E. Leroy
Donald C. Roof

      * The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, unless specifically incorporated therein.

ARTICLE V. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

Fees for services performed by KPMG LLP, our independent registered public accounting firm, during 2008 and 2009, were:

	2008	2009

Audit fees(1)	$1,900,000	$1,562,300
Audit-related fees(2)	191,000	32,500
Tax fees(3)	0	40,000
All other fees	0	0

Total	$2,091,000	$1,634,800

(1)	Audit fees for 2009 were for services rendered in connection with the audit of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2009. Audit fees for 2009 also included $0.2 million of fees associated with the preparation of comfort letters issued in connection with our 2009 high-yield debt issuances, which consisted of a $400.0 million senior secured notes offering and a $200.0 million senior notes offering. Audit fees for 2008 were for services rendered in connection with the audit of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2008.

(2)	Audit-related fees for 2009 were for services rendered in connection with employee benefit plan audits and a debt covenant compliance review. Audit-related fees for 2008 were for services rendered in connection with employee benefit plan audits, a debt covenant compliance review and non-recurring transactional work.

(3)	Tax fees for 2009 were for services rendered in connection with an analysis of our tax accounting methods.

Pre-approval Procedures

The Audit and Risk Committee has established procedures for the pre-approval of all audit and permitted non-audit related services provided by our independent registered public accounting firm. The procedures include, in part, that: (i) the Audit and Risk Committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (ii) the Audit and Risk Committee Chair has been delegated the authority to pre-approve any permitted non-audit services up to $25,000 per individual proposed service; (iii) the Audit and Risk Committee must pre-approve any permitted non-audit services that exceed $25,000 per individual proposed service; and (iv) at each regularly scheduled Audit and Risk Committee meeting: (a) the Chairman of the Audit and Risk Committee will review any services that were pre-approved since the last Audit and Risk Committee meeting; and (b) a review will be conducted of the services performed and fees paid since the last Audit and Risk Committee meeting. All fees described above were pre-approved by the Audit and Risk Committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. Services provided by KPMG LLP in 2009, are described under “Independent Registered Public Accounting Firm Fees.” Additional information regarding the Audit and Risk Committee is provided in the Audit and Risk Committee Report on page 17.

KPMG LLP has audited our financial statements since 2003. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit and Risk Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

ARTICLE VI. COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the RSC Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2009, and the Proxy Statement.

COMPENSATION COMMITTEE

Pierre E. Leroy, Chair
Edward Dardani

* The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, unless specifically incorporated therein.

ARTICLE VII. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis is intended to provide information regarding the compensation program of RSC Holdings for the named executive officers as it has been designed by the Compensation Committee. The named executive officers for 2009 include the Chief Executive Officer, Chief Financial Officer, and next three highest compensated executive officers for the year ended December 31, 2009. This report will discuss the structure and philosophy of the compensation program. In addition, it will detail the manner in which it was developed and continues to evolve, including the elements involved in the determination of executive compensation, and the reasons those elements are used in the compensation program.

Process

The compensation program is structured by the Compensation Committee. The Compensation Committee continually reviews, refines, and approves all elements of the compensation program for the executive officers. During 2009, the Compensation Committee engaged Compensation Strategies, Inc., to provide consultative advice on a range of relevant executive compensation topics, including the alignment of strategy through benchmarking and plan design. In addition, the Chief Executive Officer provides the Compensation Committee with his analysis and recommendations on various elements of the compensation program. The Compensation Committee then makes recommendations on the compensation plans and structure to the full Board of Directors for its approval. Management then assists the Compensation Committee with the administration of the compensation program.

Compensation Philosophy

The compensation philosophy is based on the desire to attract, motivate, and retain highly-talented and qualified executives while rewarding the achievement of strategic goals that are aligned with the long-term interest of stockholders. This philosophy supports the need to attract and retain executive talent with specific skill sets, including industry expertise, leadership, team work, long-term strategic vision, and a customer-centric focus. The compensation philosophy is aligned with the desire to increase stockholder value through profitable growth and, as a result, a significant portion of management’s compensation should be at risk through performance-based incentive awards and equity-based compensation. This compensation program supports a results-driven culture, instilling in management the economic incentives of ownership and encouraging executives to focus on stockholder return.

Compensation Elements

The four elements of the executive compensation program are: (1) annual base salary, (2) annual performance-based incentive, (3) long-term equity incentive compensation, and (4) benefits.

The compensation program is designed to measure and reward performance based on both short and long-term objectives. These elements of compensation, along with overall levels of compensation, are evaluated and may be adjusted every year. In 2009, as part of a continuing evaluation and enhancement of the overall compensation program, the Compensation Committee with the assistance of its compensation consultant, evaluated the components of the compensation program. The Compensation Committee also included other considerations, such as business and individual performance, retention, rewarding management based on the increase in stockholder value, market conditions, and good corporate stewardship in developing the annual compensation program. In 2008, the Compensation Committee engaged Mercer Human Resource Consulting to assist it with establishing an appropriate peer group to provide a benchmark to help evaluate the competiveness of the compensation program. The peer group is made up of the following companies:

Aaron Rents, Inc.
Accuride Corporation
Cintas Corporation
Dollar Thrifty Automotive Group, Inc.
Fastenal Company
GATX Corporation
H&E Equipment Services, Inc.
Iron Mountain Incorporated
Joy Global Inc.
Paychex, Inc.
Rent-A-Center, Inc.
Republic Services, Inc.
The Brink’s Company
The Manitowoc Company
Trinity Industries, Inc.
United Rentals, Inc.

The four elements of the compensation program are discussed in greater detail below:

1.	Annual Base Salary

Base salary is an essential element to attract and retain highly talented and qualified executives and to compensate them for services rendered. The base salaries earned by the named executive officers are set forth in the ‘Summary Compensation Table’. Based upon the 2008 Mercer analysis, the Board adjusted base salaries effective January 1, 2009. However, on February 27, 2009, in connection with the downturn in the economy and the Company’s focus on significantly reducing costs, the named executive officers volunteered to reduce their base salaries in 2009, Mr. Olsson by 20% for the full year, and the remaining named executive officers by 10% commencing on March 2, 2009, for the remainder of 2009, see ‘Employment Agreements’ for additional information. Effective January 1, 2010, the base salaries of Mr. Olsson and the named executive officers were returned to their pre-reduction levels. The following chart illustrates the culmination of the multi-year analysis by the Compensation Committee as it pertains to base salary, and the 2009 reduction and subsequent 2010 reinstatement of the base salaries of the named executive officers:

	Annualized Effective Base Salary
Name	12/31/2007	12/31/2008	1/1/2009	3/2/2009		1/1/2010

Mr. Olsson	$550,000	$550,000	$750,000	$600,000	(1)	$750,000
Mr. Mathieson	—	400,000	400,000	360,000		400,000
Mr. Ledlow	260,000	260,000	375,000	337,500		375,000
Mr. Groman	275,000	275,000	350,000	315,000		350,000
Mr. Hobson	235,000	235,000	300,000	270,000	(2)	330,000

(1)	Mr. Olsson’s base salary adjustment was retroactive to January 1, 2009. The reduction for all other named executive officers commenced March 2, 2009, for the remainder of 2009.

(2)	On June 7, 2009, the Compensation Committee agreed to increase the salary of Mr. Hobson due to his additional responsibilities as Senior Vice President of Operations to $330,000, subject to the 10% reduction in salary previously approved by the Board of Directors on February 27, 2009, resulting in a base salary of $297,000 from June 7, 2009 through December 31, 2009.

2.	Annual Performance-Based Incentive

The annual performance-based incentive also plays an important role in motivating, and retaining the Company’s highly talented and qualified executives. In addition, the annual performance-based incentive is intended to align individual efforts to strengthen the business and drive stockholder value. To achieve these goals, in 2007 the Board approved the Annual Incentive Plan whereby the Compensation Committee carefully selects performance targets and criteria each year, which are aligned with stockholder interests and hold the executive officers accountable for profitable and responsible growth. In accordance with the SEC’s rules, the annual performance-based incentive is reported in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”

2009 Fiscal Year

For 2009, the Compensation Committee established the annual performance-based incentive criteria to be EBITDA, net capital expenditures, and specific performance objectives related to SG&A and cost of rental. However, due to the economic instability and lack of visibility for 2009, the Compensation Committee determined that it was in the best interest of the stockholders to divide the annual performance period into two separate six month measurement periods. Specific targets for each of the performance goals in each performance period were set by the Compensation Committee. Incentives earned for the two independent measurement periods were totaled and paid per usual practice to eligible executive officers during the first quarter of 2010. The following chart illustrates the business criteria, weighting, and performance levels necessary to achieve the threshold, target, and maximum payout amounts, and actual results during each of the six month measurement periods.

		Performance Goals and Actual Results(1)
Performance Goals	Weighting	Threshold	Target	Maximum	Actual Results

First Measurement Period: 1/1/2009 — 6/30/2009
EBITDA(2)	50%	$240	$280	$320	$213.1
Net capital expenditures(3)	35%	(30)	(60)	(120)	(79.4)
Specific performance objective — SG&A	7.5%	80.5	79.5	77.5	75.1
Specific performance objective — Cost of rental	7.5%	297.8	294.8	291.8	284.7
Second Measurement Period: 7/1/2009 — 12/31/2009
EBITDA(2)	60%	$206	$245	$290	$209.8
Net capital expenditures(3)	25%	(50)	(100)	(200)	(41.5)
Specific performance objective — SG&A	7.5%	68.3	61.5	55.5	65.5
Specific performance objective — Cost of rental	7.5%	258.9	233.9	210.9	263.6

(1)	Dollars in millions.

(2)	A supplemental non-GAAP financial measure defined as consolidated net income before net interest expense, income taxes, and depreciation and amortization.

(3)	Purchases of rental equipment, property and equipment (including property and equipment acquired under capitalized lease obligations) less proceeds from sales of rental equipment and proceeds from sale of property and equipment.

The Compensation Committee established threshold, target, and maximum payout amounts set forth in the table below for the performance goals relative to each measurement period. Any payout amounts for each six month measurement period of 2009 are based upon the actual eligible earnings of the executive officer earned during the measurement period. For each performance goal: Payout = Measurement Period Eligible Earnings x (Weighting x Percentage Achievement). Based on the established goals and actual performance results during the two six month measurement periods, the following variable incentive payment amounts were approved for the named executive officers.

	Achievement%(1)					2009 Actual	As Percentage of	2009 Actual Variable
Named Executive Officer	Threshold		Target	Maximum		Achievement%	Earnings (%)	Incentive Payment(2)

Mr. Olsson	50		100	200		57.3	57.4	$360,222
Mr. Mathieson	37.5		75	150		57.3	42.7	$81,472
Mr. Ledlow	37.5		75	150		57.3	42.6	$165,807
Mr. Hobson	37.5		75	150		57.3	42.0	$150,985
Mr. Groman	37.5/25	(3)	50	150/100	(4)	70.4	34.8	$127,024

(1)	For performance between threshold and target levels or target and maximum levels, payout is determined linearly based on a straight line interpolation of the applicable payout range.

(2)	The amounts listed include discretionary adjustments to the calculated amounts in 2009 for Messrs. Mathieson, Ledlow, Hobson, and Groman of ($81,472), $15,073, $25,164, and $11,548 respectively, deemed appropriate by the Compensation Committee as a result of the downturn in the economy, additional responsibilities taken on by certain named executive officers, the goal to achieve parity of total cash-based compensation (salary and bonus) among the executive officers, performance of each named executive officer relative to business priorities, and relative contributions made by each executive officer.

(3)	Mr. Groman’s threshold achievement percentage was 37.5% in the first performance period, and 25% in the second performance period.

(4)	Mr. Groman’s maximum achievement percentage was 150% in the first performance period, and 100% in the second performance period.

2010 Fiscal Year

For 2010, the Compensation Committee established the annual performance based incentive criteria to be EBITDA and OROCE. EBITDA is defined as consolidated net income before net interest expense, income taxes, and depreciation and amortization. OROCE is defined as operating return on capital employed, and is calculated by dividing operating income (excluding transaction costs, management fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed for the same period. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives, and deferred tax liabilities.

The Compensation Committee established the following weightings and threshold, target, and maximum payout percentages for the performance goals. Payout amounts are based upon the actual eligible base eligible earnings of the executive officer for the year ending December 31, 2010. For each performance goal: Payout = Eligible Earnings x (Weighting x Percentage Achievement).

		Achievement (%)
		Threshold	Target	Maximum
Performance Goals	Weighting%	(1)	(2)	(3)

EBITDA	50	37.5/50	75/100	150/200
OROCE	50	37.5/50	75/100	150/200

(1)	The threshold percentage for Messrs. Mathieson, Ledlow, Groman, and Hobson is 37.5%, and for Mr. Olsson is at 50%.

(2)	The target percentage for Messrs. Mathieson, Ledlow, Groman, and Hobson is 75%, and for Mr. Olsson is at 100%.

(3)	The maximum bonus percentage for Messrs. Mathieson, Ledlow, Groman, and Hobson is 150%, and for Mr. Olsson is at 200%.

3.	Long-Term Equity Incentive Compensation

Equity-based compensation is included in the compensation program to create long-term incentive compensation for our named executive officers. Long-term equity incentive compensation provides an incentive for the successful execution of the immediate and long-term business plan, to attract and retain key leaders, and to align management with the interest of increasing stockholder value. The program operates through the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, or Stock Plan, which allows for the award of stock options, performance-based awards, stock appreciation rights, restricted stock, restricted stock units, deferred shares, and supplemental units.

As stated herein, the Compensation Committee continued a comprehensive review of the overall compensation program during 2009. Other than the existing equity investment and stock incentive program, established in November 2006, and new hire grants discussed below, the Company currently does not have an annual long-term equity incentive plan in place for its named executive officers and no annual equity awards have been granted to the named executive officers. The Compensation Committee is working with its compensation consultant on the design of an annual long-term equity based incentive program that is nearing completion and is expected to be introduced in 2010. No equity grants were awarded in 2009.

In 2006, while still a private company, an equity investment and incentive program was established for the named executive officers and other officers employed with the Company at this time. This program sought to instill a true “ownership” culture in the Company’s senior management, where they viewed themselves as equity stakeholders in the Company’s business, with a significant personal financial stake in the long-term increase in stockholder value. The main elements of this program involved: (a) each officer making an investment in the shares of common stock of the Company in an amount that was, for each officer, a material personal investment; and (b) the grant of a significant number of options to purchase the common stock of RSC Holdings, subject to vesting over a five-year period with one-third of the options vesting based on continued employment, and two-thirds of the options vesting based generally on the performance of RSC Holdings against pre-established financial targets. All options granted in 2006 have a term of ten years from the date of grant. Each year up to 20% of the performance-based options may vest as follows: 10% of the performance-based options will vest if 80% of the pre-determined performance targets are achieved with prorata vesting up to 20% if 100% of the pre-determined performance targets are achieved. Performance targets may be adjusted if the Company consummates a significant acquisition, disposition of assets, or other transaction that, in the judgment of the Compensation Committee, would impact the consolidated earnings of the Company. If performance targets are not achieved during any fiscal year, options that failed to vest as a result may still vest based on the achievement of the combined performance targets for the fiscal year the target was not achieved together with the following two fiscal years.

Financial performance targets are established annually by the Compensation Committee using a formula taking into account EBITDA and the level of debt of the Company. Each year up to 20% of the performance-based options may vest. For 2009, the Compensation Committee established the target goal based on the Company’s operating plan for the year. The target equity value of $1,319.2 million was determined by the following formula: EBITDA of $541.4 million, multiplied by 6.5, less target debt of $2,199.9 million. For 2009, we achieved, as concluded by the Compensation Committee, an actual equity value of $579.7 million, or 43.94% of target which correlates to no performance based options of the eligible named executive officers being vested for 2009. See the “Outstanding Equity Awards at December 31, 2009” table for additional information.

In January 2008, in connection with Mr. Mathieson’s commencement of employment as Senior Vice President and Chief Financial Officer, he received an equity award equivalent to $400,000 of equity determined by the Black-Scholes calculation resulting in stock options for 81,067 shares, having a term of ten years and annual vesting of 25% per year, subject to continued employment. In 2007, Mr. Hobson was promoted to Senior Vice President of Corporate Operations, and in February 2008, the Compensation Committee granted Mr. Hobson stock options for 35,000 shares, having a ten year term and annual vesting of 25% per year, subject to continued employment.

All option grants were non-qualified options with a per-share exercise price no less than the fair market value of one share of RSC Holdings common stock on the grant date. Under the terms of the Stock Plan, the Board of

Directors or Compensation Committee may accelerate the vesting of an option at any time. The following table describes the post-termination and change of control provisions to which options are generally subject; capitalized terms in the table are defined in the Stock Plan.

Event	Consequence

Termination of employment for Cause	All options are cancelled immediately.
Termination of employment without Cause (except as a result of death or Disability)	All unvested options are cancelled immediately. All vested options generally remain exercisable through the earliest of the expiration of their term or 90 days following termination of employment (180 days if the termination is due to a retirement that occurs after normal retirement age).
Termination of employment as a result of death or Disability	Unvested time-vesting options become vested, and vested options generally remain exercisable through the earliest of the expiration of their term or 180 days following termination of employment.
Change in Control	In the event of a Change in Control, Section 10.1 of the Stock Plan provides that the vesting of all outstanding options will accelerate in full and such options be cancelled in exchange for a payment unless either (i) the option agreement provides for a different treatment or (ii) options with substantially equivalent terms and intrinsic value are substituted for existing options in place of the cancellation. The current form of option agreement applicable to outstanding options with performance-based vesting contains a provision that modifies the general rule described in the preceding sentence in the event the Change in Control results in the Sponsors receiving only cash for their equity in the Company. In such event, (y) the vesting of the performance-based options will accelerate on a pro rata basis between 50% to 100% accelerated vesting based on the Sponsors achieving specified actual cash return on their investment in the Company depending upon the year in which the Change in Control occurs and (z) unless the Board determines otherwise, any portion of the performance-based options that remain unvested after the application of such vesting acceleration will be cancelled. As the provisions described in the preceding sentence only apply in the event of a Change in Control in which the Sponsors receive only cash for their investment in the Company, in a Change in Control in which the Sponsors receive some non-cash consideration for their investment in us, the general provisions of Section 10.1 of the Stock Plan will apply.

Generally, employees recognize ordinary income upon exercising options equal to the fair market value of the shares acquired on the date of exercise, minus the exercise price, and the Company will have a corresponding tax deduction at that time.

4.	Benefits

Health and welfare, life and disability insurance, and 401(k) retirement benefits are provided to the named executive officers and all eligible employees. Pension arrangements or post retirement health coverage for the executives or employees are not provided. A Nonqualified Deferred Compensation Plan is offered to the named executive officers and certain other employees that allow each participant to contribute, on a pre-tax basis, a portion of their base and variable compensation. Matching contributions are not provided in relation to the Nonqualified Deferred Compensation Plan.

The compensation philosophy is based on the belief that perquisites for executive officers should be limited in scope and value, yet beneficial in a cost-effective manner to assist with the attraction and retention of senior executives. Accordingly, the Chief Executive Officer and other named executive officers are provided with an annual limited financial planning allowance of $5,000 and $2,500, respectively, via taxable reimbursements for financial planning services, including financial advice, estate planning, and tax preparation, which are focused on assisting such officers in achieving the highest value from their compensation package. In addition, the named executive officers also receive an automobile allowance of up to $14,400 annually, or use of a company car.

Impact of Tax and Accounting Considerations on Compensation Design

The Company’s compensation programs include consideration of the tax and accounting aspects of these programs. Principal among the tax considerations will be the potential impact of Section 162(m) of the Internal Revenue Code, which generally disallows an income tax deduction for public companies for compensation in excess of $1 million paid in any year to the Chief Executive Officer and to the three next most highly compensated executive officers (excluding the Chief Financial Officer), unless the amount in excess of $1 million is payable based solely upon the attainment of objective performance criteria. To date the Company has been operating under a transition exemption from such Section 162(m) requirements.

Other tax considerations are factored into the design of the compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, respectively, certain payments that are made upon or in connection with a change of control.

Accounting considerations are also factored into the design of the compensation programs made available to the executive officers. Principal among these is FASB ASC Topic 718, which addresses the accounting treatment of certain share-based compensation.

Summary Compensation Table

The following table shows for the years ended December 31, 2007, 2008, and 2009 compensation awarded to, paid to, or earned by, the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
						Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary		Bonus		Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)		($)		(4)($)	(5)($)	(6)($)	($)		($)

Erik Olsson	2009	$627,692	(1)	$—		$—	$360,222	$—	$23,445	(7)	$1,011,359
President and Chief	2008	550,000		206,250	(2)	—	—	—	22,374	(8)	778,624
Executive Officer	2007	550,000		—		—	319,275	—	23,031	(9)	892,306
David Mathieson	2009	381,538	(1)	—		—	81,472	—	23,836	(7)	486,846
Senior Vice	2008	398,904		372,981	(2)(3)	399,539	—	—	82,913	(8)	1,254,337
President and Chief Financial Officer	2007	—		—		—	—	—	—		—
David Ledlow	2009	354,154	(1)	15,073	(2)	—	150,734	(54,629)	18,933	(7)	484,265
Senior Vice	2008	260,000		97,500	(2)	—	—	(449,899)	19,897	(8)	(72,502)
President, Operations	2007	260,000		—		—	150,930	351,309	18,769	(9)	781,008
Kevin J. Groman	2009	331,538(1)		11,548	(2)	—	115,476	—	17,916	(7)	476,478
Senior Vice	2008	275,000		103,125	(2)	—	—	—	19,442	(8)	397,567
President, General Counsel and Corporate Secretary	2007	275,000		—		—	159,637	—	19,310	(9)	453,947
Phillip H. Hobson	2009	299,731	(1)	25,164	(2)	—	125,821	—	23,676	(7)	474,392
Senior Vice	2008	234,910		88,125	(2)	148,642	—	—	22,464	(8)	494,141
President, Operations	2007	224,686		—		—	130,430	—	21,338	(9)	376,454

(1)	In 2009, there were 27 pay dates instead of the standard 26 pay dates, resulting in additional compensation during 2009 compared to 2008.

(2)	Consists of a discretionary bonus based on performance and not made pursuant to the Annual Incentive Plan.

(3)	Includes a $300,000 signing bonus Mr. Mathieson received in January 2008, in connection with the commencement of his employment.

(4)	The fair market value of the option or award as of the date of the grant pursuant to FASB ASC Topic 718, as described in Note 18 of the notes to consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 16, 2010.

(5)	Consists of amounts earned in the period referenced, based on the targets reached pursuant to our Annual Incentive Plan for the executive officers.

(6)	Represents total aggregate earnings under the Deferred Compensation Savings Plan, which are based upon investment results of participant selected phantom investment alternatives that track the actual performance of various market investments. The phantom investment alternatives available under our Deferred Compensation Savings Plan all track the performance of actual market investments, and are similar to the investment alternatives offered under our 401(k) plan.

(7)	Consists of: car allowance for Messrs. Olsson ($14,954), Mathieson ($14,954), Groman ($14,954) and Hobson ($12,185); use of a company car for Mr. Ledlow ($11,376) and Mr. Hobson ($1,188); group term life for Messrs. Olsson ($1,047), Mathieson ($2,685), Ledlow ($1,248), Groman ($462) and Hobson ($453); matching 401(k) contributions for Messrs. Olsson ($6,869), Mathieson ($6,197), Ledlow ($6,309), and Hobson ($7,350); and financial planning reimbursement for Messrs. Olsson ($575), Groman ($2,500) and Hobson ($2,500).

(8)	Consists of: car allowance for Messrs. Olsson ($13,292), Mathieson ($14,400), Groman ($14,400) and Hobson ($14,400); use of a company car for Mr. Olsson ($1,188) and Mr. Ledlow ($11,535); group term life for Messrs. Olsson ($990), Mathieson ($1,343), Ledlow ($612), Groman ($392) and Hobson ($289); matching 401(k) contributions for Messrs. Olsson ($6,904), Mathieson ($5,904), Ledlow ($7,750), Groman ($2,125) and Hobson ($7,750); gift cards for Messrs. Groman ($25) and Hobson ($25); and financial planning reimbursement for Messrs. Mathieson ($2,168) and Groman ($2,500). In addition, in connection with Mr. Mathieson’s acceptance of employment with us, we paid approximately $59,098 in connection with certain relocation expenses.

(9)	Consists of: car allowance for Messrs. Groman ($14,400) and Hobson ($13,846); use of a company car for Messrs. Olsson ($14,250) and Ledlow ($10,910); expatriate tax preparation/filing reimbursement for Mr. Olsson ($1,050); group term life for Messrs. Olsson ($981), Ledlow ($609), Groman ($347) and Hobson ($242); gift cards for Messrs. Ledlow ($500), Groman ($500) and Hobson ($500); matching 401(k) contributions for Messrs. Olsson ($6,750), Ledlow ($6,750), Groman ($1,563) and Hobson ($6,750); and financial planning reimbursement for Mr. Groman ($2,500).

Grants of Plan-Based Awards

The following table summarizes the awards made to the named executive officers under any plan in 2009. No equity-based awards were granted to our named executive officers in 2009.

Grants of Plan-Based Awards

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards(1)
	Threshold	Target	Maximum
Name	($)	($)	($)

Erik Olsson	$375,000	$750,000	$1,500,000
David Mathieson	150,000	300,000	600,000
David Ledlow	140,625	281,250	562,500
Kevin J. Groman	109,375	175,000	437,500
Phillip H. Hobson	112,500	225,000	450,000

(1)	Represents possible annual incentive plan payments for 2009, based on the annualized effective base salary of each named executive officer as of January 1, 2009, prior to the voluntary reductions in base salary taken by the named executive officers in March 2009. Bonuses are awarded as a percentage of the executive officer’s eligible earnings and payment is based on actual eligible earnings for the time period in which the bonus was earned. Actual earned amounts are shown in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”

Employment Agreements

The Company has entered into employment agreements with each of the named executive officers. Under the agreements, the named executive officers are entitled to base salary and variable compensation. The named executive officers also participate in the Company’s employee benefit and equity programs, and receive an annual car allowance (or in certain circumstances, use of a company car), and an annual tax and financial planning service allowance as more fully described in this Compensation Discussion and Analysis. The employment agreements with the named executive officers will continue in effect until terminated by either party, and provide that if the employment of the executive is terminated without Cause or for Good Reason (as defined in the agreement), the executive will receive continued payment of base salary, a pro-rata bonus, and certain benefits for a three-year period for the Chief Executive Officer and two-year term for the other named executive officers. Please see “Potential Payments Upon Termination or Change in Control” for more specifics. The employment agreements also bind each named executive officer to confidentiality requirements and post-termination non-competition and non-solicitation provisions.

In February 2009, Mr. Olsson and the named executive officers entered into amendments to their respective employment agreements. Under such amendments, Mr. Olsson volunteered to lower his base salary for 2009 by 20%, retroactive to January 1, 2009, and the remaining named executive officers each volunteered to lower their base salary by 10% for the remainder of 2009, effective March 2, 2009. The reduction did not affect certain ancillary benefits. Effective January 1, 2010, the base salaries of Mr. Olsson and the other named executive officers returned to their pre-reduction levels.

Outstanding Equity Awards at December 31, 2009

The following table summarizes the number of securities underlying the option awards for each named executive officer as of December 31, 2009.

Outstanding Equity Awards at December 31, 2009

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of		Number
	Securities	Number of	of Securities
	Underlying	Securities	Underlying
	Unexercised	Underlying	Unexercised
	Options	Unexercised	Unearned	Option	Option
	(#)	Options (#)	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	(#)	Price ($)	Date

Erik Olsson	188,757	125,839		$6.52	12/4/2016	(1)
	189,115		435,045	6.52	12/4/2016	(2)
David Mathieson	20,267	60,800		12.00	1/2/2018	(3)
David Ledlow	84,295	56,198		6.52	12/4/2016	(1)
	84,455		194,283	6.52	12/4/2016	(2)
Kevin J. Groman	61,305	40,871		6.52	12/19/2016	(1)
	61,421		141,296	6.52	12/19/2016	(2)
Phillip H. Hobson	20,966	13,978		6.52	12/4/2016	(1)
	21,005		48,323	6.52	12/4/2016	(2)
	8,750	26,250		10.28	2/19/2018	(3)

(1)	These service-based options vest over five years in equal annual installments on December 4, 2007, 2008, 2009, 2010, and ending 2011 for all named executive officers other than Mr. Groman whose options vest on each December 19, 2007, 2008, 2009, 2010, and ending 2011.

(2)	In 2006, the grant of performance-based options to Messrs. Olsson, Ledlow, Groman, and Hobson, was 629,193, 280,985, 204,352, and 69,877, respectively. These performance-based options have the potential to vest 20% each year, subject to catch-up vesting if applicable, based on RSC Holdings’ achievement of certain pre-determined performance goals, which vest after the completion of each year when the Audit and Risk Committee approves the year end audited financial statements. Based on the achievement of the pre-determined 2007 performance goals, 19.2% of these performance-based options vested in March 2008. Based on the pre-determined 2008 performance goals, 10.9% of the performance-based options vested in February 2009. In addition to the information set forth in the table above and based on the achievement of the pre-determined 2009 performance goals, 0.0% of the performance based options vested in February 2010 and 0.8% of the 2007 carry forward shares were canceled.

(3)	These service-based options will vest over four years in equal annual installments on the anniversary date of the grant which was January 2, 2008, for Mr. Mathieson, and February 19, 2008, for Mr. Hobson.

Option Exercises and Stock Vested

During 2009, none of our named executive officers exercised any stock options or vested in any shares subject to stock awards.

Pension Benefits

The Company does not sponsor any qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation

The Company has two deferred compensation plans, one for pre-December 31, 2004 contributions, and one that is for post December 31, 2004 contributions, which was approved by the Board of Directors on June 24, 2008 and is a 409A compliant plan for post January 1, 2005 contributions. Together these two plans are referred to as the DCSP. The DCSP allows eligible employees, including the named executive officers, with annual base salary of more than $120,000, to defer a portion of their salary, commission and/or bonus compensation on a pre-tax basis. Because the DCSP is not a tax-qualified plan, the amounts deferred are not subject to the limits imposed by a tax-qualified plan.

Under the DCSP, participants may annually elect to defer up to 50% of their salary and commission compensation, and up to 100% of their annual performance-based compensation, including eligible bonuses. The minimum deferral is 2% of the participant’s base compensation. Elective deferrals of cash compensation are withheld from a participant’s paycheck and credited, as applicable, to a bookkeeping account established in the name of the participant. A participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. The Company may also make discretionary contributions to participants’ accounts in the future, although it does not currently plan to do so. Discretionary contributions made by the Company in the future, if any, will vest according to the same vesting schedule found in the Company’s 401(k) plan. Amounts contributed to a participant’s account through elective deferrals, or through discretionary contributions, if any, are generally not subject to income tax, and the Company does not receive a deduction, until such amounts are distributed from the accounts.

Under the DCSP, the Company is obligated to deliver on a future date deferred compensation credited to the participant’s account, as adjusted for earnings and losses. A participant’s account is adjusted for any positive or negative investment results from phantom investment alternatives selected by the participant that are available under the DCSP, which track actual market investments and are similar to the investment alternatives offered under our 401(k) plan. A participant may make changes to selected phantom investments on a daily basis in accordance with rules established by the DCSP committee. Contributions made pursuant to the DCSP are unfunded, unsecured general obligations of the Company, subject to the claims of its creditors. The Company does not provide matching contributions to the deferrals an employee makes pursuant to the DCSP.

Amounts in a participant’s account will be payable in cash commencing upon the specified distribution date selected by the participant at the time of deferral. However, if a participant’s service with us terminates prior to the selected distribution date or dates, payments will commence as soon as practicable following termination of service. Payments will generally be distributed in the form of a lump sum payment. However, distributions may be made in up to ten annual installments in the event of the participant’s termination of service due to the participant’s disability, death or termination on or after attaining age 65, or upon attaining any combination of age plus years of service with the Company that equal 65, depending upon, if applicable, the form of distribution elected by a participant at the time of deferral. Any payments made to the specified employees that commence upon a termination of service will be delayed six months in accordance with the requirements of Section 409A of the Internal Revenue Code. In addition, in the event a participant suffers one or more specified unforeseeable emergencies, the DCSP committee may, in its sole discretion, accelerate the payment of the participant’s account. Payments scheduled to be made under the DCSP may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Internal Revenue Code.

The following table summarizes contributions, earnings, withdrawals and balances, if any, with respect to the DCSP attributable to the named executive officers for 2009.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name(s)	($)	($)	($)	($)	($)

Erik Olsson	$—	$—	$—	$—	$—
David Mathieson	—	—	—	—	—
David Ledlow	—	—	(54,629)	—	913,777
Kevin J. Groman	—	—	—	—	—
Phillip H. Hobson	—	—	—	—	—

Potential Payments upon Termination or Change in Control

Each of the named executive officers is entitled to receive severance if they are terminated without Cause or for Good Reason. Under the terms of each of the employment agreements “Cause” is defined as: (a) the failure of the executive to implement or adhere to material policies, practices, or directives of the Company, including the Board of Directors; (b) conduct of a fraudulent or criminal nature; (c) any action of the executive that is outside the scope of his employment duties that results in material financial harm to the Company; (d) conduct that is in violation of any provision of the Employment Agreement or any other agreement between the Company and the executive; or (e) solely for purposes of death or disability. “Good Reason” means any of the following occurrences without the executive’s consent: (a) a material diminution in, or assignment of duties materially inconsistent with the executive’s position (including status, offices, titles, and reporting relationships); (b) a reduction in base salary that is not a part of an across the board reduction; (c) a relocation of the executive’s principal place of business to a location that is greater than 50 miles from its current location; or (d) the Company’s material breach of the executive’s employment agreement.

Under the terms of each of the employment agreements, assuming the employment of our named executive officers were to be terminated without Cause or for Good Reason as of December 31, 2009, each named executive officer would be entitled to the following payments and benefits:

•	for Mr. Olsson, continuation of base salary for 36 months and for Messrs. Mathieson, Ledlow, Groman, and Hobson, continuation of base salary for 24 months, which will be paid out in accordance with the Company’s regular payroll practices;

•	pro-rata portion of variable compensation for the year of termination;

•	continued payment of the same proportion of medical and dental insurance premiums that was paid for by the Company prior to termination for the period in which the executive is to receive severance payments or until the executive is eligible to receive coverage from another employer;

•	continued life insurance coverage for the period in which the executive is to receive severance payments;

•	a payment equivalent to the amount of accelerated vesting under the 401(k) plan and/or other retirement/pension plan on the date of separation;

•	outplacement counseling and services; and

•	reasonable association fees related to the executive officer’s former duties during the period in which the executive officer is receiving severance payments.

The Company is not obligated to make any cash payments to these executives if their employment is terminated by the Company for Cause, or by the executive without Good Reason. No severance benefits are provided for any of the executive officers in the event of death or disability. The severance payments are contingent upon the executive continuing to comply with the confidentiality, non-compete, and non-solicitation covenants. The non-compete and non-solicitation covenants are for a period of 18 months for the Chief Executive Officer and 12 months for the other named executive officers.

The following table details the incremental compensation amounts provided to the named executive officers in the event of termination without Cause or for Good Reason or as a result of a change in control:

						Total
	Base	Variable	Broad-Based	Stock		Potential
Name	Salary	Compensation	Benefits	Award(1)	Outplacement	Value

Erik Olsson	$2,250,000	$750,000	$78,105	$294,276	$9,000	$3,381,381
David Mathieson	800,000	300,000	83,424	—	9,000	1,192,424
David Ledlow	750,000	281,250	47,357	131,418	9,000	1,219,025
Kevin J. Groman	700,000	175,000	43,732	95,577	9,000	1,023,309
Phillip H. Hobson	660,000	247,500	50,065	32,687	9,000	999,252

(1)	Upon termination as a result of a change in control the dollar amounts in this column reflect the accelerated vesting of all unvested stock options as of December 31, 2009, multiplied by our December 31, 2009, closing stock price of $7.04, as reported on the NYSE, minus the purchase price of the stock award. In the event of termination without Cause or for Good Reason, the named executive officers would not be entitled to accelerated vesting of unvested stock options, and therefore would receive no compensation under this column.

ARTICLE VIII. STOCK

Security Ownership of Certain Beneficial Owners, Directors, and Officers

The following table sets forth information as of February 26, 2010, with respect to the ownership of the common stock of RSC Holdings by:

•	each person known by the Company to own beneficially more than 5% of its common stock;

•	each of the Directors;

•	each of the named executive officers in the “Summary Compensation Table” herein; and

•	all of the Company’s executive officers and Directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage of outstanding shares, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Subject to the foregoing, the percentage of beneficial ownership is based on 103,412,561 shares of RSC Holdings’ common stock outstanding as of February 26, 2010.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual and entity listed below is c/o RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

	Shares Beneficially Owned
			Number of
	Number of		Shares
	Shares		Beneficially
	Issuable		Owned
	Pursuant	Number of	(Including
	to Options	Restricted	Shares
	Exercisable	Stock	Shown in
	on or Before	Units	First and
	April 20,	Beneficially	Second	Percent of
Name and Address of Beneficial Owner	2010	Owned(6)	Column)	Total

OHCP II RSC, LLC(1)	—	—	23,910,939	23.12%
OHCMP II RSC, LLC(1)	—	—	2,155,540	2.08%
OHCP II RSC COI, LLC(1)	—	—	8,688,850	8.40%
ACF(2)	—	—	10,816,575	10.46%
Fairholme Capital Management, L.L.C.(3)	—	—	10,813,600	10.46%
RSC Acquisition LLC(4)	—	—	5,587,204	5.40%
RSC Acquisition II LLC(4)	—	—	2,587,612	2.50%
Bank of America(5)	—	—	5,905,338	5.71%
Erik Olsson	377,872	—	539,136	*
David Ledlow	168,750	—	260,707	*
Kevin J. Groman	122,726	—	191,726	*
Phillip H. Hobson	59,471	—	87,058	*
David Mathieson	40,534	—	75,788	*
James H. Ozanne	—	64,960	64,960	*
Donald C. Roof	—	38,051	54,051	*
Pierre E. Leroy		34,318	46,318	*
Denis J. Nayden(7)	—	—	—	—
J. Taylor Crandall(7)	—	—	—	—
Edward Dardani(7)	—	—	—	—
John R. Monsky(7)	—	—	—	—
All Directors and executive officers as a group (12 persons)(8)	769,353	137,329	1,319,744	1.28%

*	Less than 1%

(1)	Represents shares held by funds associated with Oak Hill Capital Management, LLC: (i) OHCP II RSC, LLC, whose sole member is Oak Hill Capital Partners II, L.P., whose general partner is OHCP GenPar II, L.P., whose general partner is OHCP MGP II, LLC; (ii) OHCMP II RSC, LLC, whose sole member is Oak Hill Capital Management Partners II, L.P., whose general partner is OHCP GenPar II, L.P., whose general partner is OHCP MGP II, LLC; and (iii) OHCP II RSC COI, LLC, whose managing member is OHCP GenPar II, L.P., whose general partner is OHCP MGP II, L.L.C. J. Taylor Crandall, John Fant, Steve Gruber, Greg Kent, Kevin G. Levy, Denis J. Nayden, Ray Pinson, and Mark A. Wolfson, as managers of OHCP MGP II, LLC, may be deemed to share beneficial ownership of the shares shown as beneficially owned by OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC. Such persons disclaim such beneficial ownership.

(2)	Atlas Copco Finance S.a.r.l. has shared voting power over 10,816,575 of such shares, and shared dispositive power over 10,816,575 of such shares as of February 26, 2010. The address for Atlas Copco Finance S.a.r.l. is 16, Avenue Pasteur, L-2310 Luxembourg.

(3)	Based upon a Schedule 13G filed by Fairholme Capital Management, L.L.C. on February 16, 2010, in which 10,813,600 shares of common stock are owned, in the aggregate, by Bruce Berkowitz and various investment vehicles managed by Fairholme Capital Management, L.L.C., of which 7,818,800 shares are owned by Fairholme Funds, Inc. Fairholme Capital Management, L.L.C. and Bruce Berkowitz reported that they had shared voting power over 9,486,800 of such shares, and shared dispositive power over 10,813,600 of such shares and Fairholme Funds, Inc. reported that it had shared voting power and shared dispositive power over 7,818,800 of such shares as of December 31, 2009. The address for Fairholme Capital Management, L.L.C., Bruce Berkowitz, and Fairholme Fund, Inc., is 4400 Biscayne Boulevard, 9th Floor, Miami, FL 33137.

(4)	Represents shares held by funds associated with Ripplewood Holdings L.L.C.: (i) RSC Acquisition LLC, whose sole member is Ripplewood Partners II, L.P., whose general partner is Ripplewood Partners II GP, L.P., whose general partner is RP II GP, LLC; and (ii) RSC Acquisition II LLC, which is managed by RP II GP, LLC. The sole member of RP II GP, LLC is Collins Family Partners, L.P., which is managed by its general partner, Collins Family Partners Inc. Timothy Collins, as the president and sole shareholder of Collins Family Partners Inc., may be deemed to share beneficial ownership of the shares shown as beneficially owned by RSC Acquisition LLC and RSC Acquisition II LLC. Collins Family Partners, L.P., Collins Family Partners, Inc. and Mr. Collins expressly disclaim beneficial ownership of the shares held by RSC Acquisition LLC, as well as the shares held by RSC Acquisition II LLC.

(5)	Based upon a Schedule 13G filed by Bank of America Corporation on February 3, 2010, in which Bank of America Corporation, and certain affiliates, including Bank of America N.A., Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc., IQ Investment Advisors LLC, and Merrill Lynch, Pierce, Fenner & Smith, Inc., reported that they had shared voting power over 5,879,010 of such shares, and shared dispositive power over 5,905,338 of such shares as of December 31, 2009. The address for Bank of America and its affiliates is 100 North Tyron Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(6)	Restricted stock units vest fully at the end of each fiscal year served, yet may not be converted until six months following the cessation of service as a Director. The amounts stated above for Messrs. Leroy, Roof, and Ozanne include 15,775 of restricted stock units that will vest on December 31, 2010. In addition, the amount stated above for the Lead Independent Director, Mr. Ozanne, includes 26,385 of restricted stock units granted on January 21, 2010, which vest on December 31, 2010.

(7)	Does not include shares of common stock held by OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC, funds associated with Oak Hill Capital Management, LLC. Messrs. Nayden, Crandall, Dardani, and Monsky are Directors of RSC Holdings and RSC and executives of Oak Hill Capital Management, LLC. Such persons disclaim beneficial ownership of the shares held by OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC.

(8)	Includes shares held and stock options and restricted stock units which are currently exercisable or which will become exercisable on or before April 28, 2010, for our Directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed by our Directors, executive officers, and beneficial holders of 10% or more of the Company’s common stock, and upon representations from those persons, all reports required to be filed by such persons and entities during 2009 were filed on time.

PROPOSAL THREE

APPROVAL OF THE KEY EMPLOYEE SHORT-TERM INCENTIVE COMPENSATION PLAN

On January 21, 2010, the Compensation Committee of Board of Directors approved the Key Employee Short-Term Incentive Compensation Plan, referred to herein as the Short-Term Incentive Plan, subject to Stockholder approval, as described below. The Short-Term Incentive Plan has been filed with this Proxy Statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Short-Term Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

SUMMARY OF THE KEY EMPLOYEE SHORT-TERM INCENTIVE COMPENSATION PLAN

Purpose

The purposes of the Short-Term Incentive Plan are to enhance our ability to promote our success by providing incentives and rewards for the contributions of plan participants towards the successful achievement of our financial and business goals. The Short-Term Incentive Plan will permit us to continue to pay performance bonuses that will be exempt from the $1 million annual limitation imposed by Section 162(m) of the Code on the deductibility of executive compensation (the “162(m) Deduction Limitation”) to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer (the “Covered Employees”). Upon its approval by the stockholders, the Short-Term Incentive Plan will be the successor plan to our Annual Incentive Plan.

Administration

The Short-Term Incentive Plan is administered by the Compensation Committee of the Board of Directors. All questions of interpretation are determined by the Compensation Committee and its decisions are final and binding on all participants.

Application of the 162(m) Deduction Limitation to the Company

The 162(m) Deduction Limitation does not apply to compensation provided under our existing bonus plan that is paid not later than the 2011 Annual Meeting (the first stockholders meeting providing for election of our directors that occurs after the close of the third calendar year following the calendar year of our initial public offering). Any bonus awards paid after the 2011 Annual Meeting to Covered Employees will be subject to the Section 162(m) Deduction Limitation unless such bonus awards qualify for the “Performance-Based Compensation” exemption from the 162(m) Deduction Limitation.

Approval

The Short-Term Incentive Plan will become effective immediately following its approval by the stockholders at the 2010 Annual Meeting. No compensation will be paid under the Short-Term Incentive Plan until it is approved by our stockholders. The Short-Term Incentive Plan must be approved by our stockholders every five years to continue to qualify for the “Performance-Based Compensation” exemption form the 162(m) Deduction Limitation.

Eligibility

Our key employees are eligible to receive awards under the Short-Term Incentive Plan. The Compensation Committee will select the executive officers and our other key employees, who in the opinion of the Compensation Committee may become executive officers or who otherwise may make comparable contributions to the Company, as eligible to participate in the Short-Term Incentive Plan. At the beginning of each performance period, the Compensation Committee designates which eligible employees will participate in the Short-Term Incentive Plan for such performance period. Participation is generally determined on an annual basis, and participation in one year does not ensure participation in future years. The Company intends that it will only select its executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 to receive awards under the Short-Term Incentive Plan. Accordingly, as of March 1, 2010, all five of our current Section 16 executive officers will be eligible to be selected to receive awards under the Short-Term Incentive Plan.

Types of Awards

The Short-Term Incentive Plan permits the grant of two types of cash bonus awards: (i) “Performance Bonus Awards” (i.e., awards intended to meet the requirements for the “Performance-Based Compensation” exemption from the Section 162(m) Deduction Limitation), and (ii) “Discretionary Bonus Awards” (i.e., awards not intended to meet the requirements for the “Performance-Based Compensation” exemption). Discretionary Bonus Awards may be granted to employees that are not Covered Employees, or to Covered Employees if the award is not intended to be exempt from the 162(m) Deduction Limitation.

Other Provisions of the Short-Term Incentive Plan

•	All bonus awards under the Short-Term Incentive Plan will be granted by the Compensation Committee or a qualifying sub-committee of the Compensation Committee.

•	Performance Bonus Awards are payable only upon attainment of performance goals that are objectively determinable and pre-established by the Compensation Committee not later than 90 days after commencement of the applicable annual performance period.

•	The Short-Term Incentive Plan specifies the material terms of bonus awards, including permitted business criteria for the establishment of performance goals and the maximum dollar limitation on amounts payable under a Performance Bonus Award ($5 million).

•	Before the payment of any Performance Bonus Awards, the Compensation Committee must certify that the applicable performance goals were satisfied.

•	There is no discretion to increase the size of a Performance Bonus Award. Except as otherwise provided in the award or other agreement, there is complete discretion to reduce the size of a Performance Bonus Award prior to certifying the achievement of the performance goals.

The essential features of the Short-Term Incentive Plan are summarized herein, but the summary is qualified in its entirety by reference to the Short-Term Incentive Plan itself, which has been filed as Exhibit A to this Proxy Statement.

Business Criteria on which the Performance Goals are Based

The Short-Term Incentive Plan sets forth a number of business criteria, any one or more of which may be selected by the Compensation Committee as the basis for determining incentive compensation under the Short-Term Incentive Plan that may become payable to a participant for a particular selected performance period, which is typically our fiscal year. The criteria are as follows:

•	the attainment of certain levels of, or a specified increase in, enterprise value or value creation targets;

•	the attainment of certain levels of, or a percentage increase in sales, revenue or product revenue;

•	the attainment of certain levels of, or a percentage increase in after-tax or pretax profits (including net operating profit after taxes); net income or operating income;

•	the attainment of certain levels of, or a specified increase in, operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

•	the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company;

•	the attainment of certain levels of, or a specified percentage increase in earnings per share, earnings per diluted share, or net earnings;

•	the attainment of certain levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital) or return on assets;

•	the attainment of certain levels of, or a percentage increase in, return on stockholder equity or total stockholder return;

•	the attainment of certain levels of, or a percentage increase in, market share;

•	the attainment of certain levels of, or a percentage increase in, the fair market value of the shares of our common stock;

•	the growth in the value of an investment in our common stock assuming the reinvestment of dividends;

•	the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales and cost of rental equipment sales);

•	the attainment of certain levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

•	the attainment of certain levels of, or a specified increase in, customer service measures or indices (including net promoter score) pursuant to an independent survey;

•	capital expenditures and improvement in or attainment of working capital levels;

•	implementation or completion of projects or processes;

•	margin; or

•	any combination of the foregoing.

Unless otherwise specified by the Compensation Committee at the time a Performance Bonus Award is granted, financial criteria shall be based on the Company’s financial statements and determined in accordance with generally accepted accounting principles. With respect to any criteria listed above, the Compensation Committee may adjust the definition of the criteria by excluding elements of the criteria or including an additional element, provided the achievement or non-achievement of the resulting criteria can be objectively determined by the financial information collected by the Company in the preparation of its financial reports. For example, the revenue criteria could be modified to include or exclude the revenue from specified subsidiaries, divisions, or other operational or administrative units or stores in existence less than one year as of the beginning of the Performance Period. Unless the Compensation Committee determines at the time the specific financial criteria is selected that the effects of one or more of the following shall be taken into consideration, all financial criteria that are based upon the Company’s audited financial statements shall be deemed to exclude the effects of each of the following:

•	changes in accounting principles that become effective during the performance period;

•	extraordinary, unusual or infrequently occurring events;

•	the disposition of a business or significant assets;

•	gains or losses from all or certain claims and/or litigation and insurance recoveries;

•	the impact of impairment of intangible assets;

•	restructuring activities including reductions in force;

•	the impact of investments or acquisitions;

•	changes in corporate capitalization such as stock splits and certain reorganizations;

•	changes in the Company’s dividend policy;

•	common share repurchases;

•	changes in capital expenditures;

•	statutory adjustments to corporate tax rates; and/or

•	changes to the Company’s accounts payable policies relative to payment terms.

Federal Income Tax Consequences

All amounts paid pursuant to the Short-Term Incentive Plan are taxable as ordinary income to the participants when paid. We may avoid any deduction limitation imposed by Section 162(m) of the Internal Revenue Code by paying Performance Bonus Awards pursuant to the terms and conditions of the Short-Term Incentive Plan. Accordingly, compensation attributable to Performance Bonus Awards paid under the Short-Term Incentive Plan will qualify as performance-based compensation, provided that:

•	such awards are granted by the Compensation Committee;

•	each award is granted only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain;

•	the Compensation Committee certifies in writing prior to the payment of the award that the performance goal has been satisfied; and

•	prior to the payment of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Amendment and Termination of the Short-Term Incentive Plan

The Compensation Committee or the Board of Directors may suspend, discontinue or amend the Short-Term Incentive Plan at any time and for any reason.

Other Compensation

The Short-Term Incentive Plan is not the exclusive means of compensating our executive officers. The executive officers have and will continue to receive other compensation, including, for example, salary, bonuses, benefits, stock options, and restricted stock which may be granted outside of the Short-Term Incentive Plan. See Article VII of this proxy statement for a description of the compensation payable to our named executive officers.

Payments Under the Short-Term Incentive Plan

The following table sets forth the estimated amounts to be paid in early 2011, if any, to our named executive officers, and the following indicated groups, for performance in 2010 under the Annual Incentive Plan, the predecessor plan to the Short-Term Incentive Plan.

	Estimated Future Payouts Under
	Short-Term Incentive Plan
	Threshold	Target	Maximum
Name	($)(1)	($)(2)	($)(3)

Erik Olsson	$375,000	$750,000	$1,500,000
David Mathieson	150,000	300,000	600,000
David Ledlow	140,625	281,250	562,500
Kevin J. Groman	131,250	262,500	525,000
Phillip H. Hobson	123,750	247,500	495,000
Executive Group (5 persons)	920,625	1,841,250	3,682,500
Non-Executive Officer Employee Group (0 persons)	—	—	—

(1)	The threshold percentage for Messrs. Mathieson, Ledlow, Groman, and Hobson is 37.5% and for Mr. Olsson, is at 50%.

(2)	The target percentage for Messrs. Mathieson, Ledlow, Groman, and Hobson is 75%, and for Mr. Olsson is at 100%.

(3)	The maximum bonus percentage for Messrs. Mathieson, Ledlow, Groman, and Hobson is 150%, and for Mr. Olsson is at 200%.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

ARTICLE IX. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

The Audit and Risk Committee is responsible for the review, approval, or ratification of “related-person transactions” between us and our related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of RSC Holdings since the beginning of the last fiscal year and their immediate family members. Transactions involving related persons are reviewed by RSC Holdings’ Audit and Risk Committee. The internal disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is forwarded to the Audit and Risk Committee for review. The Audit and Risk Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

Pursuant to the Code of Business Conduct and Ethics adopted by our Board of Directors, any member of our Board who believes he or she has an actual or potential conflict of interest with us is obligated to notify the Office of the General Counsel and the Executive and Governance Committee as promptly as practicable. That Director should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Executive and Governance Committee or the Board. The following is a description of certain relationships and transactions that we have entered into with our related persons.

Stockholders Agreement

In connection with the recapitalization in November 2006, RSC Holdings entered into the Stockholders Agreement with ACF, Oak Hill, and Ripplewood. On August 24, 2009, Ripplewood, which held approximately 34% of the outstanding shares of common stock of RSC Holdings through its investment funds, distributed approximately 26.6 million shares of common stock of RSC Holdings to Ripplewood’s indirect limited partners (the “Distribution”), while Ripplewood retained approximately 8.2 million shares. Simultaneous with the Distribution, Ripplewood and Oak Hill entered into Amendment No. 1 to the Stockholders Agreement (“Amendment No. 1”), whereby Ripplewood’s four representatives on the Board of Directors resigned, and the Board of Directors of RSC Holdings and RSC was reduced to eight members.

In addition, Amendment No. 1 provides that the 8.2 million shares of common stock of RSC Holdings held by entities affiliated with Ripplewood that were not included in the Distribution will be subject to the volume limitations of Rule 144(e)(1) under the Securities Act of 1933, as amended. When less than 4.0 million of the shares of common stock of RSC Holdings not included in the Distribution are held by entities affiliated with Ripplewood or their limited partners, then such entities and limited partners will no longer be bound by the terms of the Stockholders Agreement and such shares will no longer be subject to volume limitations of Rule 144(e)(1) under the Securities Act of 1933, as amended.

The Stockholders Agreement grants to each of Oak Hill, Ripplewood, and ACF, so long as each such entity holds at least 5% of the total shares of common stock outstanding at such time, the right, subject to certain limitations, to cause RSC Holdings, at its own expense, to use its best efforts to register such securities held by such entity for public resale. The exercise of this right is not limited to a certain number of requests. In the event RSC Holdings registers any of its common stock, each stockholder of RSC Holdings has the right to require RSC Holdings to use its best efforts to include shares of common stock of RSC Holdings held by it, subject to certain limitations, including as determined by the underwriters. The Stockholders Agreement also provides for RSC Holdings to indemnify the stockholders party to that agreement and their affiliates in connection with the registration of RSC Holdings’ securities.

Transaction and Indemnification Agreements

In connection with our initial public offering, we entered into the Cost Reimbursement Agreement with Oak Hill and Ripplewood, pursuant to which we reimbursed them for expenses incurred in connection with certain advisory and other services. The Cost Reimbursement Agreement does not limit expense amounts subject to reimbursement. In 2009, RSC Holdings collectively reimbursed Oak Hill and Ripplewood approximately $12,000 of expenses under these agreements.

In connection with the recapitalization, RSC Holdings and RSC also entered into an Indemnification Agreement with Oak Hill, Ripplewood, and ACF, pursuant to which RSC Holdings and RSC will indemnify Oak Hill, Ripplewood, and ACF, and their respective affiliates, directors, officers, partners, members, employees, agents, advisors, representatives, and controlling persons, against certain liabilities arising out of the recapitalization or the performance of the Monitoring Agreement and certain other claims and liabilities. In connection with RSC Holdings’ IPO, RSC Holdings entered into indemnification agreements with each of our Directors and its executive officers. The Indemnification Agreement provides the Directors and executive officers with contractual rights for indemnification and expense advancement rights provided under our By-Laws.

Agreements and Relationships with ACAB

We purchased and rented equipment from affiliates of ACAB of approximately $40.2 million in 2007, $21.9 million in 2008, and $14.5 million in 2009, and certain affiliates of ACAB are participants in the equipment rental industry.

ARTICLE X. OTHER MATTERS
OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting of Stockholders. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If the chairman of the meeting determines that any business was not properly brought before the meeting, the chairman will announce this at the meeting and the business will not be conducted.

ANNUAL REPORT FOR 2009

Our annual report for 2009, which includes our Annual Report on Form 10-K for the year ended December 31, 2009, is being furnished concurrently with this Proxy Statement. These materials do not form part of the material for the solicitation of proxies. A copy of RSC Holdings’ Annual Report to the SEC on Form 10-K for the year ended December 31, 2009, is available without charge on the “About Us — Investors — SEC Filings” portion of our website located at www.RSCrental.com, or upon request in writing to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

By Order of the Board of Directors

Kevin J. Groman
Senior Vice President, General Counsel and
Corporate Secretary

Scottsdale, Arizona
March 15, 2010

EXHIBIT A

KEY EMPLOYEE SHORT-TERM INCENTIVE COMPENSATION PLAN

Section 1. Establishment of Plan.

(a) Purpose.  The purpose of the RSC Equipment Rental, Inc. Key Employee Short-Term Incentive Compensation Plan (this “Plan”) is to attract, retain and motivate selected key employees of RSC Equipment Rental, Inc. (“RSC”) and its subsidiaries and affiliates (together with RSC, and their and its successors and assigns, the “Company”)in order to promote the Company’s growth and profitability. This Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of RSC (the “Board”),

(b) Types and Terms of Awards.  Under the Plan, the Committee may grant “Performance Bonus Awards” described in Section 5 or “Discretionary Bonus Awards” described in Section 6 (collectively “Awards”). The portion of a Performance Bonus Award that the Committee determines to pay to a Participant is herein referred to as his or her “Performance Bonus.” The portion of a Bonus Award that the Committee determines to pay to a Participant with respect to a Discretionary Bonus Award, is herein referred to as his or her “Discretionary Bonus.” Performance Bonuses and Discretionary Bonuses are collectively referred to as “Bonuses.” It is intended that any Performance Bonus payable under this Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly. As further provided in Section 6, the provisions of Section 3 through Section 5 of this Plan shall not apply to Discretionary Bonus Awards unless otherwise determined by the Committee, and Discretionary Bonus Awards are not intended to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(c) Eligibility and Conditions of Participation.

(i) The Committee will select the key employees of the Company that will receive Awards under the Plan. A key employee who is granted an Award pursuant to the Plan shall be referred to herein as a “Participant”.

(ii) No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (1) the amount of such Participant’s Bonus, (2) that such Bonus shall be paid, and (3) the method and timing of its payment. For the avoidance of doubt, until the Committee determines that a Bonus shall be paid, the Committee retains the discretion to reduce the amount of the Bonus to be paid (including the discretion to pay no Bonus).

Section 2. Administration.

(a) General.  The Committee members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of RSC, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

(b) Role of the Committee.  The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan, establishing the performance goals and criteria for Awards and the payment of Bonuses; (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the size of the bonus payable to each Participant and certifying the attainment of the performance goals and criteria); (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.

(c) Procedures; Decisions Final.  Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d) Delegation.  The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Performance Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.

Section 3. Performance Period for Performance Bonus Awards.

For Performance Bonus Awards The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more Performance Bonus Awards to the extent consistent with Treasury Regulation Section 1.162-27(e)(2). The first Performance Period shall commence January 1, 2010. Unless otherwise determined by the Committee, the Performance Period shall be RSC’s fiscal year.

Section 4. Performance Bonus Award Eligibility and Participation.

(a) Performance Bonus Award Participants.  No later than the 90th day after the beginning of the Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Participation Date”), the Committee shall designate those key employees of the Company, if any, who shall be Participants with respect to a Performance Bonus Award for such Performance Period.

(b) Changes During a Performance Period.  Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from this Plan for that Performance Period applicable to a Performance Bonus Award and (ii) prior to the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162- 7(e)(2)) to add Participants with respect to a Performance Bonus Award for such Performance Period.

Section 5. Performance Bonus Awards.

(a) Establishment of Performance Goals and Formula.  For Performance Bonus Awards, by the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall establish the objective performance goals (the “Performance Goals”) for a Performance Period in writing while the outcome of the Performance Goals is substantially uncertain. At the same time the Performance Goals are established, the Committee shall prescribe an objective formula to determine the amount which may be payable to a Participant under the Performance Bonus Award based upon the level of attainment of the Performance Goals during the Performance Period applicable to such Performance Bonus Award

(b) Performance Goals.  The Performance Goals shall be based on one or more of the following business criteria (either separately or in combination) with regard to the Company:

(i) the attainment of certain levels of, or a specified increase in, enterprise value or value creation targets;

(ii) the attainment of certain levels of, or a percentage increase in sales, revenue or product revenue;

(iii) the attainment of certain levels of, or a percentage increase in after-tax or pretax profits (including net operating profit after taxes); net income or operating income;

(iv) the attainment of certain levels of, or a specified increase in, operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company;

(vi) the attainment of certain levels of, or a specified percentage increase in, earnings per share, earnings per diluted share, or net earnings;

(vii) the attainment of certain levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital) or return on assets;

(viii) the attainment of certain levels of, or a percentage increase in, return on stockholder equity or total stockholder return;

(ix) the attainment of certain levels of, or a percentage increase in, market share;

(x) the attainment of certain levels of, or a percentage increase in, the fair market value of the shares of RSC’ common stock, par value $0.01 per share (the “Common Stock”);

(xi) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends;

(xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales and cost of rental equipment sales);

(xiii) the attainment of certain levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

(xiv) the attainment of certain levels of, or a specified increase in, customer service measures or indices (including net promoter score) pursuant to an independent survey;

(xv) capital expenditures and improvement in or attainment of working capital levels;

(xvi) implementation or completion of projects or processes;

(xvii) margin; or

(xviii) any combination of the foregoing.

Unless otherwise specified by the Committee at the time a Performance Bonus Award is granted, financial criteria shall be based on the Company’s financial statements and determined in accordance with generally accepted accounting principles. With respect to any criteria listed above, the Committee may adjust the definition of the criteria by excluding elements of the criteria or including an additional element, provided the achievement or non-achievement of the resulting criteria can be objectively determined by the financial information collected by the Company in the preparation of its financial reports. For example, the revenue criteria could be modified to include or exclude the revenue from specified subsidiaries, divisions, or other operational or administrative units or stores in existence less than one year as of the beginning of the Performance Period.

Also by way of example, the earnings before interest, taxes, depreciation and amortization could be modified to take into account one of the aforementioned excluded elements in the calculation of this criteria. Furthermore, a criteria could be created that compares the Company’s performance in a criteria listed above to (1) the approved budgets for such criteria, or (2) to the performance over the same Performance Period of a pre-selected group of companies or a pre-selected index. All criteria that are based on the Company’s audited financial statements shall be deemed to exclude the effects of the following unless the Committee determines at the time the specific criteria is selected that the effects of one or more of the following shall be taken into consideration: (1) changes in accounting principles that become effective during the Performance Period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities including reductions in force, (7) the impact of investments or acquisitions, (8) changes in corporate capitalization such as stock splits and certain reorganizations (9) changes in the Company’s dividend policy, (10) common share repurchases, (10) changes in capital expenditures, (11) statutory adjustments to corporate tax rates, and/or (12) changes to the Company’s accounts payable policies relative to payment terms. Notwithstanding the foregoing, for any Performance Bonus Award, the Committee must select criteria that collectively satisfy the requirements of performance based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain; provided, however, the Committee may provide for payment in circumstances (such as the death of the Participant) which, if such circumstance were to occur, would result in the payment not qualifying as performance-based compensation under Section 162(m) of the Code so long as the payment would qualify as such performance-based compensation if the designated circumstances do not occur.

(c) Committee Discretion to Determine Performance Bonus Award Amount.  Following the completion of each Performance Period, the Committee shall calculate each Participant’s Performance Bonus Award based on the level of attainment of the Performance Goals and the pre-set formula. The Committee has the sole discretion to determine whether all or any portion of a Participant’s Performance Bonus Award shall be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Performance Bonus Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the Performance Bonus Award amount for any Participant for a particular Performance Period at any time prior to the payment of the Performance Bonus Awards to Participants pursuant to Section 6.

(d) Maximum Performance Bonus.  Notwithstanding anything to the contrary in Section 5(c), under no circumstances shall the aggregate of any Performance Bonus Awards granted to any single Participant for any Performance Period exceed $5 million.

(e) Certification.  Following the completion of each Performance Period and prior to any Performance Bonus payment, the Committee shall certify in writing whether the Performance Goals for the Performance Period have been met and, if they have been met, certify the amount of the applicable Bonus.

(f) Termination During a Performance Period.  If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Performance Bonus under this Plan for that Performance Period unless otherwise provided in the terms of the Award. Any provision to the contrary in any employment agreement, severance plan or agreement or similar agreement shall not apply to any Performance Bonus if such provision would result in the Performance Bonus Award not qualifying as performance-based compensation under Section 162(m) of the Code. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in this Plan, and no Bonus shall be payable to such a Participant. By agreeing to participate in the Plan, the affected Participant shall be deemed to agree to the provisions of this Section 5(f).

Section 6. Discretionary Bonus Awards.

The Committee may grant Discretionary Bonus Awards under the Plan that are not intended to qualify as performance compensation within the meaning of Section 162(m)(4)(C) of the Code. When granting a Discretionary Bonus Award, the Committee may, but shall not be required to, follow the requirements set forth in Sections 3 through 5 inclusive of this Plan that are applicable to

Performance Bonus Awards and the payment of Performance Bonuses. The Committee may grant Discretionary Bonus Awards under the Plan in any of the following circumstances: (i) The recipient is a person whose compensation is not subject to the provisions of Section 162(m) of the Code at the time the Award is made; or (ii) At the time the Award is made, the Committee specifically states that the Award in question is not intended to qualify as performance-based compensation; provided, however, that such non-qualifying Award may not result in any Performance Bonus Award granted under Section 5 of this Plan that is intended to qualify as performance-based compensation failing to qualify as such performance-based compensation, and any such attempted grant of a non-qualifying Award shall not be effective and shall be void ab initio.

Section 7. Payment of Bonuses.

Each Participant’s Bonus shall be payable by the Company in cash. The Bonus (i) shall be paid during the calendar year that first follows the Performance Period in which the Bonus is earned, and will typically be paid by March 15th of such calendar year unless otherwise determined pursuant to Section 8(n) and (ii) shall be paid in

U.S. dollars. Notwithstanding the foregoing, no Performance Bonus shall be paid before the Committee certifies in writing that the Performance Goals for the Performance Period applicable to the Performance Bonus Award were met.

Section 8. General Provisions.

(a) Amendment and Termination.  The Board or the Compensation Committee of the Board may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate this Plan, except that no modification, alteration, amendment, suspension, discontinuation or termination may cause a then outstanding Performance Bonus not to be deductible under, or to cease to be deductible under, Section 162(m) of the Code. In addition, no amendment that would require stockholder approval under applicable law (including, without limitation, in order for any Performance Bonus paid pursuant to this Plan to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code) or stock exchange rules shall be effective without the approval of the stockholders of RSC as required by such law (including, without limitation, Section 162(m) of the Code and the regulations thereunder) or stock exchange rules.

(b) Nonassignability.  No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 8(b) shall be void and shall not be recognized or given effect by the Company.

(c) Plan Creates No Employment Rights.  Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment at any time without notice or cause.

(d) Choice of Forum.

(1) Jurisdiction.  The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in the County of Maricopa County, Arizona over any suit, action or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 8(e). The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 8(d) has a reasonable relation to this Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 8(d).

(2) Acceptance of Jurisdiction.  The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 8(d)(1), (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 8(d) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.

(3) Confidentiality.  Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 8(d), except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(e) Dispute Resolution.  Subject to the provisions of Section 8(d), any dispute, controversy or claim between the Company and a Participant, arising out of or relating to or concerning this Plan or any Award shall be finally settled by binding arbitration in Maricopa County, Arizona before, and in accordance with the rules then obtaining of, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee.

(f) Governing Law.  All rights and obligations under this Plan shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to principles of conflict of laws.

(g) Tax Withholding.  In connection with any payments to a Participant or other event under this Plan that gives rise to a federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.

(h) Severability.  If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(i) No Third Party Beneficiaries.  This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(j) Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 8(b).

(k) Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l) Construction.  In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(m) Plan Subject to Stockholder Approval.  This Plan is adopted subject to the approval of the stockholders of RSC at the 2010 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162- 7(e)(4), and no Performance Bonus shall be payable hereunder absent such stockholder approval.

(n) Section 409A of the Code.  Bonus payments under this Plan are intended to comply with the requirements of (including by way of exception pursuant to the “short-term deferral” exception from) Section 409A so that none of the payments and benefits to be provided under the Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply and the Plan provisions shall be deemed automatically amended to so comply. The Company will take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment of payments and benefits. However, the Company can give no assurance to any Participant that such actions will have such effect, and Participants shall remain responsible for paying all applicable taxes, including those imposed by Section 409A. If the Company determines that any payment pursuant to the Plan constitutes “deferred compensation” under Section 409A of the Code and the Participant is, on the termination of his or her service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A of the Code, the timing of such payment shall be delayed until the earlier to occur of: (i) the date that is six months and one day after the Participant’s “separation from service” as such term is defined for the purposes of Section 409A of the Code or (ii) the date of the Participant’s death.

(o) No Funding.  The Company shall be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants shall have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.

(p) No Rights to Other Payments; No Limitation on Other Payments.  The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

(q) No Effect on Benefits.  Awards and payments under this Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, incentive, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.

(r) Term of Plan.  This Plan shall continue until suspended, discontinued or terminated by the Board or the Compensation Committee of the Board in its sole discretion.

RSC HOLDINGS INC 6929 EAST GREENWAY PARKWAY SUITE 200 SCOTSDALE, AZ 85254 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Edward Dardani 02 Denis J. Nayden The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm, for our year ending December 31, 2010. 3. To approve the Key Employee Short-Term Incentive Compensation Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000047479_1 R2.09.05.010 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . RSC HOLDINGS INC. Annual Meeting of Stockholders April 20, 2010, 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Erik Olsson and Kevin J. Groman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RSC HOLDINGS INC., a Delaware corporation, that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM local time, on April 20, 2010, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Scottsdale Marriott at McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260. We intend to mail this Proxy Card on or about March 15, 2010, to all stockholders entitled to vote at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000047479_2 R2.09.05.010